Exhibit 4.222

RENTAL CAR FINANCE CORP.,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

______________________

SERIES 2010-2 SUPPLEMENT

dated as of June 17, 2010

to

AMENDED AND RESTATED BASE INDENTURE

dated as of February 14, 2007

Rental Car Asset Backed Variable Funding Notes, Series 2010-2

TABLE OF CONTENTS
Page

ARTICLE 1.
DESIGNATION

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

ARTICLE 3.
GRANT OF RIGHTS UNDER THE MASTER LEASE

Section 3.1	Grant of Security Interest	35

ARTICLE 4A
INITIAL ISSUANCE AND INCREASES AND DECREASES OF
SERIES 2010-2 INVESTED AMOUNT OF SERIES 2010-2 NOTES

Section 4A.1	Issuance in Definitive Form	37

Section 4A.2	Procedure for Increasing the Series 2010-2 Invested Amount	37

Section 4A.3	Decreases	39

ARTICLE 4.
ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.6	Establishment of Accounts.	41

Section 4.7	Allocations with Respect to the Series 2010-2 Notes	41

Section 4.8	Monthly Payments	49

Section 4.9	Payment of Note Interest	51

Section 4.10	Payment of Note Principal; Decreases	52

Section 4.11	Retained Distribution Account	55

Section 4.12	Series 2010-2 Distribution Account	55

Section 4.13	The Master Servicer’s or the Back-Up Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment	57

Section 4.14	Lease Payment Loss Draw on Series 2010-2 Letter of Credit	57

Section 4.15	Claim Under the Demand Note	57

Section 4.16	Series 2010-2 Letter of Credit Termination Demand	58

Section 4.17	The Series 2010-2 Cash Collateral Account	60

i

Section 4.18	Application of Series 2010-2 Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2010-2 Letter of Credit	62

Section 4.19	Series 2010-2 Interest Rate Caps	63

Section 4.20	Exchange of Vehicles	64

Section 4.21	Deficiencies in Payments	65

Section 4.22	Appointment of Trustee to Hold Letter of Credit	65

ARTICLE 5.
AMORTIZATION EVENTS

Section 5.1	Series 2010-2 Amortization Events	65

Section 5.2	Waiver of Past Events	69

Section 5.3	Rights of the Trustee upon Amortization Event or Certain Events of Default.	69

Section 5.4	Servicer Defaults.	69

ARTICLE 6.
COVENANTS

Section 6.1	Series 2010-2 Minimum Subordinated Amount	70

Section 6.2	Series 2010-2 Minimum Liquidity Amount	70

Section 6.3	Financed Vehicles.	70

Section 6.4	Other Series.	70

ARTICLE 7.
SERIES 2010-2 NOTES

Section 7.1	Form of Series 2010-2 Notes.	70

ARTICLE 8.
GENERAL

Section 8.1	Exhibits	71

Section 8.2	Ratification of Base Indenture	71

Section 8.3	Counterparts	71

Section 8.4	Governing Law	71

Section 8.5	Amendments.	71

Section 8.6	Monthly Noteholders’ Statement.	72

Section 8.7	Third-Party Market Value.	75

ii

Section 8.8	Trustee Directions.	76

Section 8.9	Additional UCC Representations.	76

Section 8.10	Servicer Financial Covenant Event of Default.	76

Section 8.11	Termination.	76

Schedule 1                   -        Maximum Manufacturer Percentages

Annex I                        -        Additional UCC Representations

Exhibit A                      -        Form of Rental Car Asset Backed Variable Funding Note, Series 2010-2
Exhibit B                      -        Form of Demand Note
Exhibit C                      -        Form of Notice of Series 2010-2 Lease Payment Losses
Exhibit D                      -        Form of Monthly Noteholders’ Statement

iii

THIS SERIES 2010-2 SUPPLEMENT, dated as of June 17, 2010 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this “Supplement”), between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC” or the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE 1.
DESIGNATION

(a)           There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement, and such Series of Notes shall be designated generally as Rental Car Asset Backed Variable Funding Notes, Series 2010-2.  The Rental Car Asset Backed Variable Funding Notes, Series 2010-2, shall be issued in one class and shall be referred to, collectively, as the “Series 2010-2 Notes”.

(b)           The net proceeds from the sale of and Increases in respect of the Series 2010-2 Notes shall be deposited into the Group VI Collection Account, and such proceeds and the proceeds of Increases in respect thereof shall be used on and after the Series 2010-2 Closing Date to acquire Acquired Vehicles from certain Eligible Manufacturers or otherwise or to refinance the same and, in certain circumstances, to pay principal on amortizing Group VI Series of Notes other than the Series 2010-2 Notes.

(c)           The Series 2010-2 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and are hereby designated as a “Group VI Series of Notes”.  The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2010-2 Notes in the Group VI Collateral and any other Collateral and Master Collateral designated as security for the Series 2010-2 Notes under this Supplement and the Master Collateral Agency Agreement (the Series 2010-2 Notes and any such additional Segregated Series, each, a “Group VI Series of Notes” and, collectively, the “Group VI Series of Notes”).  Accordingly, all references in this Supplement to “all” Series of Notes (and all references in this Supplement to terms defined in the

Base Indenture that contain references to “all” Series of Notes) shall refer to all Group VI Series of Notes.

(d)           If, notwithstanding the foregoing provisions of this Article 1,  the provisions of Article 3, the provisions of Section 2.2 of the Master Collateral Agency Agreement or any other provision in any Related Document, the Series 2010-2 Notes are determined by any court to be secured by collateral other than the Group VI Collateral and any other collateral designated as security for the Series 2010-2 Notes (and, as applicable, any other Group VI Series of Notes) under this Supplement or any other supplement to the Base Indenture relating to the issuance of any other Group VI Series of Notes thereunder or under the Master Collateral Agency Agreement or any other Related Document (such collateral other than as specified, the “Non-Group VI Collateral”), then the interest of the Series 2010-2 Noteholders in such Non-Group VI Collateral shall be subordinate in all respects to the interests of the Noteholders of the Series of Notes (other than with respect to collections designated by RCFC as shared collections allocable to the Series 2010-2 Notes) to which such Non-Group VI Collateral was pledged by the terms of the Base Indenture, any applicable Series Supplement thereto, the Master Collateral Agency Agreement or any other Related Document.  The following shall govern the interpretation and construction of the provisions of this Supplement:  (i) this Section 1(d) is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Section 1(d) is intended to and shall be deemed to constitute a “complete subordination” under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2010-2 Noteholder is a debtor in a case (a “bankruptcy case”) under the Bankruptcy Code, (iii) (A) any reference to the Series 2010-2 Notes shall include all obligations of the Issuer now or hereafter existing under each of such Series 2010-2 Notes, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, “interest” owing on the Series 2010-2 Notes shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. §§ 502, 506(b) (1994)) that might restrict the rights of any holder of an interest in the Series 2010-2 Notes, as against the Issuer or any one else, to collect such interest, (iv) “payments” prohibited under the subordination provisions of this Section 1(d) shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2010-2 Notes retains such holder’s right, under 11 U.S.C. § 1126 (1994), to vote to accept or reject any plan of reorganization proposed for the Issuer in any subsequent bankruptcy of the Issuer; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this Section 1(d), any distributions that such holder is to receive on account of such holder’s interest in the Series 2010-2 Notes under any such plan of reorganization, from the Issuer, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth in this Indenture (including this Section 1(d)) and shall instead be distributed in the order of priority set forth in this Indenture (including this Section 1(d)).

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

(a)           All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the “Definitions List”).  All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement.  All references to (i) “Articles”, “Sections” or “Subsections” herein shall refer to Articles, Sections or Subsections of the Base Indenture, (ii) any agreement shall include amendments, restatements, modifications and supplements thereto, (iii) any applicable law or specific provision thereof shall include amendments, supplements and successors thereto, and (iv) any Person shall include such Person’s successors and permitted assigns and, in the case of any governmental authority, any Person succeeding to its functions and capacities, in each case except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-2 Notes and not to any other Series of Notes issued by the Issuer.  In addition, with respect to the Series 2010-2 Notes, references in the Base Indenture to (i) the “Lease” shall be deemed to refer to the Master Lease, (ii) “Lessee” shall be deemed to refer to any or all of the Lessees under the Master Lease, as the context requires, and (iii) when the terms “Lease,” or “Lessee” are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) and (ii), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

(b)           The following words and phrases shall have the following meanings with respect to the Series 2010-2 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Accumulated Principal Draw Amount” means, as of any date of determination during any Insolvency Period, the total amount of draws under the Series 2010-2 Letter of Credit allocated to the Series 2010-2 Noteholders pursuant to Section 4.7(c) prior to such date of determination during such Insolvency Period.

“Acquired Vehicles” means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

“Additional Lessee” has the meaning specified in the preamble to the Master Lease.

“Aggregate Asset Amount” means, with respect to the Series 2010-2 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group VI Vehicles that are Eligible Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group VI Rights Value as of such date, plus (iii) all amounts due to RCFC from each Lessee under the Master Lease in connection with any sale or other disposition of Group VI Vehicles, plus (iv) all amounts receivable, as of such date, by RCFC or a Lessee from any other Person in connection with the auction, sale or other disposition of Group VI Vehicles (other than amounts that constitute Ineligible Receivables as of such date), plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (without double counting amounts specified in clause (iii) above) payable as of such date in respect of the Group VI Vehicles, plus (vi) cash and Permitted Investments on deposit as of such date in the Collection Account constituting Group VI Collateral (less any portion thereof allocated to the Retained Interest), plus (vii) cash and Permitted Investments as of such date constituting Group VI Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group VI Master Collateral.

“Annual Certificate” has the meaning specified in Section 24.4(g) of the Master Lease.

“Asset Amount Deficiency” means, with respect to the Series 2010-2 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount on such date.

“Authorized Officer” means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), DTG Operations (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, DTG Operations, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

“Availability Payment” has the meaning specified in Section 5.2 of the Master Lease.

“Available Subordinated Amount” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Available Subordinated Amount, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Available Subordinated Amount” in the applicable Series Supplement.

“Back-Up Disposition Agent” means Fiserv Automotive Solutions, Inc., a Delaware corporation, and its successors under the Back-Up Disposition Agent Agreement.

“Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement, dated as of February 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Disposition Agent, the Issuer, the Master Servicer, each Servicer from time to time party thereto, the Trustee and the Master Collateral Agent.

“Back-Up Servicer” means Lord Securities Corporation, a Delaware corporation, and its successors under the Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” means that certain Back-Up Servicing Agreement, dated as of April 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Servicer, the Master Servicer, each Servicer from time to time party thereto, the Issuer, the Trustee and the Master Collateral Agent.

“Base Indenture” has the meaning specified in the preamble hereto.

“Base Rate” means, with respect to any Series 2010-2 Note bearing interest at the Base Rate pursuant to the provisions of the Series 2010-2 Note Purchase Agreement for any day during the related Base Tranche Period, the per annum rate equal to the sum of (a) the greater of (i) (1) with respect to Series 2010-2 Notes held by Wells Fargo Bank, N.A., that interest rate denominated and set by Wells Fargo Bank, N.A. as its “prime rate” from time to time as an interest rate basis for borrowings, as in effect on such day, and (2) with respect to Series 2010-2 Notes held by any other Series 2010-2 Noteholder, that interest rate denominated and set by such Series 2010-2 Noteholder as its “prime rate” from time to time as an interest rate basis for borrowings, as in effect on such day, and (ii) the Federal Funds Rate as of such day plus 0.50% per annum and (b) 2.00% per annum; provided, that the Base Rate shall in no event be higher than the maximum rate permitted by applicable law.  The “prime rate” is but one of several interest rate bases used by Wells Fargo Bank, N.A. and any other Series 2010-2 Noteholder, respectively, and each of the foregoing lends at interest rates above and below their respective “prime rate.”

“Base Tranche Period” means, with respect to any Series 2010-2 Note bearing interest at the Base Rate pursuant to the provisions of the Series 2010-2 Note Purchase Agreement, a period from and including a Determination Date (or, if later, the date such Series 2010-2 Note began bearing interest at the Base Rate) to but excluding the next succeeding Determination Date (or, if earlier, the date such Series 2010-2 Note ceased bearing interest at the Base Rate).

 “BMW” means BMW of North America, LLC, a Delaware limited liability company, and its Successors and Assigns.

“Board of Directors” means the Board of Directors of DTAG, RCFC, DTG Operations, or any Additional Lessee or Servicer, as applicable, or any authorized committee of the Board of Directors.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Carrying Charges” means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with an Exchange Program, and other fees and expenses, premiums, breakage costs, increased costs, termination payments under any hedges, taxes, administrative costs and indemnity amounts, if any, accrued and unpaid by the Lessor under the

Base Indenture, the other Related Documents, the Back-Up Disposition Agent Agreement, the Back-Up Servicing Agreement, the Series 2010-2 Note Purchase Agreement, the Fee Letters referred to in the Series 2010-2 Note Purchase Agreement or other agreements with the Enhancement Providers, if any, in each case that have accrued with respect to the Series 2010-2 Notes during the Related Month, plus (ii) without duplication, all amounts described in clause (i) of this definition payable by the Lessees which have accrued during the Related Month.

“Casualty” means, with respect to any Vehicle, that such Vehicle is lost, seized, stolen (and not recovered within sixty (60) days of being lost, seized or reported stolen), destroyed or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section 2.2 of the Master Lease).

“Casualty Payment” has the meaning specified in Section 7 of the Master Lease.

“Certificate of Credit Demand” means a certificate in such form as may be specified in the Series 2010-2 Letter of Credit pursuant to which a credit demand is made under such Series 2010-2 Letter of Credit.

“Certificate of Termination Demand” means a certificate in such form as may be specified in the Series 2010-2 Letter of Credit pursuant to which a termination demand is made under such Series 2010-2 Letter of Credit.

“Change in Control” means, (a) except for the seven shares of common stock of DTG Operations owned by Thrifty, any Person other than DTAG shall own any Capital Stock of DTG Operations or otherwise have the ability to elect any members of the board of directors of DTG Operations; (b) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (i) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total then outstanding voting power of the Voting Stock of DTAG or (ii) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the board of directors of DTAG; (c) during the three-year period occurring subsequent to June 17, 2010, individuals who at the beginning of such period constituted the board of directors of DTAG (together with any new directors whose election by such board of directors, or whose nomination for election by the shareholders of DTAG, as the case may be, was approved by a vote of 66⅔% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 50% or more of the board of directors then in office; or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise the power to direct or control, directly or indirectly, the management or policies of DTAG or DTG Operations.

“Chrysler” means Chrysler Group LLC, a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VI Vehicles manufactured by Chrysler LLC or its affiliates shall be deemed to have been manufactured by Chrysler for purposes of this Supplement and the other Related Documents.

“Collections” means, on any day, the following amounts received on such day: (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by or on behalf of a Lessee under the Master Lease, (ii) the Unused Exchange Proceeds and all Substitute Group VI Exchanged Vehicle Proceeds, (iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group VI Vehicles and payment of insurance proceeds in respect of Group VI Vehicles or incentive or other payments from Manufacturers in respect of Group VI Vehicles, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, fees, expenses or otherwise, and (iv) all amounts earned on Permitted Investments representing investment of funds in the Group VI Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder for the benefit of the Group VI Noteholders); provided, that the amounts included in clauses (i) through (iv) shall not include any Exchange Proceeds except at such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Controlling Noteholder” means, at any time, the Series 2010-2 Noteholder holding the largest percentage of the aggregate Series 2010-2 Invested Amount of all Outstanding Series 2010-2 Notes at such time (excluding, for purposes of making the foregoing calculation, any Series 2010-2 Notes held by DTAG or any Affiliate of DTAG); provided that, if more than one Series 2010-2 Noteholder each holds the largest percentage of the aggregate Series 2010-2 Invested Amount of all Outstanding Series 2010-2 Notes, the Controlling Noteholder shall be (i) the Initial Note Purchaser, if the Initial Note Purchaser or any of its Affiliates is one of such Series 2010-2 Noteholders holding the largest percentage of the aggregate Series 2010-2 Invested Amount of all Outstanding Series 2010-2 Notes, or (ii) otherwise, such Series 2010-2 Noteholder as may be appointed by the Series 2010-2 Required Noteholders; provided further that each Series 2010-2 Noteholder and each Affiliate of such Series 2010-2 Noteholder that acquires an interest in any Series 2010-2 Note shall be deemed to be the same Series 2010-2 Noteholder for purposes of this definition and if such parties collectively are the Series 2010-2 Noteholder holding the largest percentage of the aggregate Series 2010-2 Invested Amount of all Outstanding Series 2010-2 Notes, then the Controlling Noteholder shall be, in the case of the Initial Note Purchaser and its Affiliates, the Initial Note Purchaser, and in the case of any other Series 2010-2 Noteholder and its Affiliates, any one of such Series 2010-2 Noteholders as they may appoint by written notice to the Trustee and the Issuer.

“Credit Agreement” means that certain Credit Agreement, dated as of June 15, 2007, among DTAG, as the borrower, the various financial institutions that are or may become parties thereto, as lenders, Deutsche Bank Trust Company Americas, as the administrative agent for the lenders, The Bank of Nova Scotia, as the syndication agent for the lenders, and Deutsche Bank Securities Inc. and Scotia Capital, as the joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Credit Demand” means a demand for a LOC Credit Disbursement under the Series 2010-2 Letter of Credit pursuant to a Certificate of Credit Demand.

“Credit Draw” means a draw on the Series 2010-2 Letter of Credit pursuant to a Certificate of Credit Demand.

“Credit Support Annex” has the meaning set forth in Section 4.19(b) of this Supplement.

“Daily Interest Amount” means, with respect to any Series 2010-2 Note and any day in a Series 2010-2 Interest Period, an amount equal to the result of (a) the sum for each such day of (i) the product of (x) LIBOR for such Series 2010-2 Interest Period plus 3.75% per annum and (y) the portion of the Series 2010-2 Invested Amount represented by such Series 2010-2 Note as of the close of business on such day not accruing interest at the Base Rate in accordance with the Series 2010-2 Note Purchase Agreement, plus (ii) the product of (x) the Base Rate with respect to such Series 2010-2 Note for such day and (y) the portion of the Series 2010-2 Invested Amount represented by such Series 2010-2 Note as of the close of business on such day accruing interest at the Base Rate in accordance with the Series 2010-2 Note Purchase Agreement, divided by (b) 360.

“Daily Report” has the meaning specified in Section 24.4(a) of the Master Lease.

“Decrease” means a Voluntary Decrease or a Mandatory Decrease, as applicable.

“Demand Note” means that certain Demand Note, dated as of June 17, 2010, made by DTAG to the Issuer in substantially the form attached as Exhibit B to this Supplement.

“Depreciation Charge” means, for any date of determination, with respect to any Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle.  If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

“Depreciation Schedule” means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer’s sole discretion, with respect to each type of Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

“Disposition Proceeds” shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group VI Exchanged Vehicle Proceeds or, to the extent Substitute Group VI Exchanged Vehicle Proceeds are not designated with respect thereto, the Exchange Proceeds from Group VI Exchanged Vehicles.

“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.

“Eligible Manufacturer” means, Chrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Kia, Hyundai, Mitsubishi, Isuzu, Suzuki, BMW, Jaguar, and Mercedes-Benz as set forth in Schedule 1 hereto (as such schedule, subject to receiving the prior written consent of the Controlling Noteholder and each Enhancement

Provider (if any), may be amended, supplemented, restated or otherwise modified from time to time), and, in each case, any other Manufacturer if such Manufacturer has been approved in writing by the Controlling Noteholder and each Enhancement Provider, if any.

“Eligible Vehicle” means, on any date of determination, a Group VI Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified in any Series Supplement for a Group VI Series of Notes (other than with respect to the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Beneficiaries with respect to Group VI Series of Notes (to the extent such waiver is permitted by each applicable Series Supplement); provided, however, that in no event may a Group VI Vehicle be an Eligible Vehicle (i) after the expiration of the applicable Maximum Vehicle Lease Term under the Master Lease, (ii) if such Vehicle was manufactured by Old Chrysler or Old GM and was not owned by RCFC on the Series 2010-2 Closing Date or (iii) at any time that it is a Program Vehicle.

“Enhancement Provider” means with respect to the Series 2010-2 Notes, the Series 2010-2 Letter of Credit Provider with respect to any Series 2010-2 Letter of Credit entered into following the Series 2010-2 Closing Date.

“Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group VI Replacement Vehicles.

“Excess Amount” has the meaning set forth in Section 4.7(d)(vi).

“Excess Funding Account” means, as of any date, with respect to the Series 2010-2 Notes, the Series 2010-2 Excess Funding Account, and with respect to each other Group VI Series of Notes, the account specified with respect to such Group VI Series of Notes in the definition of “Excess Funding Account” in the applicable Series Supplement.

“Exchange Agreement” means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, RCFC, DTG Operations, Thrifty Rent-A-Car System, Inc., The Chicago Trust Company and Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation) pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the “safe harbor” provisions of Treasury Regulations Sections 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Exchange Agreement Group VI Rights Value” means the value of the Group VI Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VI Exchanged Vehicle that is held in an Escrow

Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VI Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from dealers or other Persons on account of Group VI Exchanged Vehicles; (iv) the money or other property from the sale of any Group VI Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VI Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

“Exchange Program” means a program under which RCFC will exchange Group VI Exchanged Vehicles for Group VI Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

“Federal Funds Rate” means, with respect to any Series 2010-2 Note for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Controlling Noteholder from three (3) Federal funds brokers of recognized standing selected by it.

 “Financed Vehicle” means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease on or after the Lease Commencement Date.

“Financing Lease” means the Master Lease as supplemented by Annex B to the Master Lease.

“Financing Sources” has the meaning specified in the Master Collateral Agency Agreement.

“Ford” means Ford Motor Company, a Delaware corporation, and its Successors and Assigns.

“General Motors” means General Motors LLC (formerly known as General Motors Company), a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VI Vehicles manufactured by General Motors Corporation or its affiliates shall be deemed to have been manufactured by General Motors for purposes of this Supplement and the other Related Documents.

“Group VI Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Group VI Series of Notes then outstanding.

“Group VI Assignment of Exchange Agreement” means the Collateral Assignment of Exchange Agreement, dated as of June 17, 2010, by and among RCFC, DTG Operations and the Master Collateral Agent pursuant to which each of RCFC and DTG Operations assigns (consistent with the limitations on RCFC’s or DTG Operations’, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group VI Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Group VI Collateral” means the Master Lease and all payments made thereunder, the Group VI Vehicles, any other Group VI Master Collateral, Master Lease Collateral or other Collateral related to Group VI Vehicles, the Group VI Collection Account and all proceeds of the foregoing.

“Group VI Collection Account” has the meaning specified in Section 4.6(a) hereof.

“Group VI Exchanged Vehicle” means a Group VI Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4), and pursuant to the procedures set forth in the Exchange Agreement, and thereby ceases to be a Group VI Vehicle.

“Group VI Master Collateral” means all right, title and interest of RCFC or DTG Operations in Group VI Vehicles and proceeds thereof, the other Master Collateral designated or segregated in accordance with the Master Collateral Agency Agreement for the Trustee as Beneficiary on behalf of any Group VI Series of Notes or with respect to Group VI Vehicles and proceeds thereof, the Group VI Assignment of Exchange Agreement, and any other collateral or proceeds pledged to the Master Collateral Agent for the benefit of the Group VI Series of Notes; provided, for the avoidance of doubt, that the Group VI Master Collateral shall not include any QI Group VI Master Collateral, including Exchange Proceeds, until such time as RCFC or DTG Operations, as the case may be, is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Group VI Monthly Servicing Fee” means, on any date of determination, 1/12 of 1% of the Group VI Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such Payment Date; provided, that in accordance with Section 26 of the Master Lease, the Group VI Monthly Servicing Fee shall cease to accrue upon the occurrence of a Servicing Transfer Date; provided, further, that as of any date of determination prior to the initial Payment Date with respect to the Series 2010-2 Notes, the Group VI Monthly Servicing Fee shall be determined based on the Group VI Aggregate Invested Amount as of the Series 2010-2 Funding Date.

“Group VI Noteholders” has the meaning specified in Section 3.1(a) hereof.

“Group VI Replacement Vehicle” means an Eligible Vehicle designated by the Master Servicer as comprising Group VI Collateral acquired in exchange for a Group VI Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

“Group VI Series of Notes” has the meaning specified in Section 1(c) hereof.

“Group VI Supplemental Servicing Fee” has the meaning specified in Section 26.1 of the Master Lease.

“Group VI Vehicle” means, as of any date, a passenger automobile or light truck leased by RCFC to a Lessee under the Master Lease as of such date pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group VI Noteholders) and designated in the records of the Master Servicer in accordance therewith as a “Group VI Vehicle” with respect to the Trustee (on behalf of the Group VI Noteholders).

“Honda” means American Honda Motor Co., Inc., a California corporation, and its Successors and Assigns.

“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its Successors and Assigns.

“Increase” has the meaning specified in Section 4A.2(a) of this Supplement.

“Increase Date” means the date on which an Increase occurs.

“Ineligible Receivable” means any amounts receivable by RCFC or a Lessee from any other Person in connection with the auction, sale or other disposition of a Group VI Vehicle that remains outstanding more than 30 days past the applicable Receivable Due Date for such receivable.

“Initial Note Purchaser” means Wells Fargo Bank, N.A.

“Insolvency Event Reallocated Amount” means, with respect to any Insolvency Period, the excess, if any, of (a) the Series 2010-2 Minimum Liquidity Amount as of the related Insolvency Period Commencement Date over (b) the sum of (i) Series 2010-2 Letter of Credit Liquidity Amount and (ii) the Series 2010-2 Cash Liquidity Amount, in each case, as of the related Insolvency Period Commencement Date; provided, however, that at no time may the Insolvency Event Reallocated Amount be less than zero.

“Insolvency Period” has the meaning specified in Section 4.18(b) hereof.

“Insolvency Period Commencement Date” means with respect to any Insolvency Period, the date on which the related Event of Bankruptcy shall have occurred (without giving effect to any grace period set forth in the definition of “Event of Bankruptcy”).

“Interest Collections” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Interest Collections, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Interest Collections” in the applicable Series Supplement.

“Interest Reset Date” means the first day of the applicable Series 2010-2 Interest Period.

“Invested Amount” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Invested Amount, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Amount” in the applicable Series Supplement.

“Invested Percentage” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Invested Percentage, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Percentage” in the applicable Series Supplement.

“Issuer” has the meaning specified in the preamble hereto.

“Issuer Change in Control” means RCFC is no longer a direct, Wholly Owned Subsidiary of DTAG.

“Isuzu” means Isuzu Motors America Inc., a California corporation, and its Successors and Assigns.

“Jaguar” means Jaguar Cars Limited, a division of Tata Motors Ltd. and its Successors and Assigns.

“Kia” means Kia Motors America, Inc., a California corporation, and its Successors and Assigns.

“Lease Annex” means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease.

“Lease Commencement Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Event of Default” has the meaning specified in Section 17.1 of the Master Lease.

“Lease Expiration Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Payment Losses” means, as of any Payment Date, the sum of (a) the amount of payments due from the Lessees under the Master Lease with respect to the Related Month that were not paid by the Lessees or the Guarantor when due (for purposes of calculating Lease Payment Losses, payments made by application of amounts drawn on the Series 2010-2 Letter of Credit or amounts withdrawn from the Series 2010-2 Excess Funding Account shall not be deemed to have been paid when due) and (b) the amount of any payments made by the Lessees or the Guarantor under the Master Lease that were reclaimed, rescinded or otherwise returned during such Related Month and that constituted a voidable preference pursuant to the Bankruptcy Code.

“Lease Payment Recoveries” means, as of any Payment Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Payment Date on account of past due payments from the Lessees under the Master Lease that had previously been treated as Lease Payment Losses (but excluding for the avoidance of doubt any amounts drawn under any Letter of Credit or withdrawn from the Series 2010-2 Excess Funding Account and any similar amounts applicable with respect to any other Group VI Series of Notes).

“Lessee” means DTG Operations in its capacity as a Lessee under the Master Lease, any Additional Lessee, any successor by merger to DTG Operations or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of DTG Operations, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

“Lessee Agreements” means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

“Lessor” means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

“LIBOR” means, with respect to any Series 2010-2 Interest Period (other than the first Series 2010-2 Interest Period, for which LIBOR shall be equal to 0.34969% per annum), the following rate per annum (as determined by the Trustee):

(i)           On the second London Banking Day prior to the Interest Reset Date for such Series 2010-2 Interest Period (a “LIBOR Determination Date”), the London interbank offered rate for U.S. Dollar deposits for a period of one month that appears on the Bloomberg Screen which displays the official British Bankers Association listing for such rate as it relates to U.S. Dollars as of 11:00 a.m., London time.  For purposes of calculating “LIBOR”, “London Banking Day” means any Business Day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

(ii)           If on any LIBOR Determination Date, such rate does not appear on such Bloomberg Screen, the Trustee will request the principal London offices of first class banks in the London interbank market selected by the Trustee and agreed upon by RCFC to provide the Trustee with offered quotations for deposits in U.S. Dollars for a period of one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Series 2010-2 Interest Period will be the arithmetic mean of such quotations.

(iii)           If fewer than two such quotations are provided, “LIBOR” for such Series 2010-2 Interest Period will be the arithmetic mean of rates quoted by first class banks in the London interbank market selected by the Trustee at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. Dollars to leading European banks, for a period of one month, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in the market at such time; provided, however, that if the banks selected as aforesaid by the Trustee are not quoting rates as mentioned in this sentence, “LIBOR” for such Series 2010-2 Interest Period will be the same as “LIBOR” for the immediately preceding Series 2010-2 Interest Period.

“Limited Liquidation Event of Default” means, the occurrence and continuance for thirty (30) days (without double counting any cure periods provided for in said Sections) of any Amortization Event specified in Section 5.1 of this Supplement; provided, however, that such Amortization Event shall not constitute a Limited Liquidation Event of Default if, within such thirty (30) day period, the events or conditions causing such Amortization Event shall have been cured or if, at any time, such Amortization Event has been waived pursuant to Section 5.2 of this Supplement.

“Liquidation Event of Default” means, so long as such event or condition continues, any of the following:  (a) any Amortization Event under Section 8.1(d) of the Base Indenture, (b) any Amortization Event under Section 8.1(a) or 8.1(b) of the Base Indenture, or (c) any Amortization Event resulting from a Lease Event of Default as specified in Section 8.1(e) of the Base Indenture (with respect solely to the occurrence of the Lease Events of Default pursuant to Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

“LOC Credit Disbursement” means an amount drawn under the Series 2010-2 Letter of Credit pursuant to a Certificate of Credit Demand.

“LOC Disbursement” means any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the applicable Series 2010-2 Letter of Credit Provider under the related Series 2010-2 Letter of Credit, or any combination thereof, as the context may require.

“LOC Termination Disbursement” means an amount drawn under the Series 2010-2 Letter of Credit pursuant to a Certificate of Termination Demand.  The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the deposited funds in the Series 2010-2 Cash Collateral Account.

“Losses” means any of the following and, with respect to any Related Month, the sum (without duplication) of the following, in each case, with respect to Acquired Vehicles leased under the Master Lease: (i) all Purchaser Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles, the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

“Mandatory Decrease” has the meaning specified in Section 4A.3(a) of this Supplement.

“Market Value” means, with respect to any Vehicle as of any date of determination, the wholesale market value of such Vehicle as specified in the Related Month’s published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the “NADA Guide”) for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year.  If such Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Dollar Residual Value Guide (the “Residual Value Guide”) shall be used to estimate the wholesale price of the Vehicle, based on the Vehicle’s model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price of such Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Residual Value Guide shall be relied upon in its place, and if the Residual Value Guide is unavailable or the Residual Value Guide is being published but such Vehicle or a reasonably similar model class and model year is not included therein, the Market Value of such Vehicle shall be based upon an independent third-party data source, and determined in accordance with a methodology, in each case as reasonably selected by the applicable Servicer.

“Market Value Adjustment Percentage” means, as of any Determination Date following the Series 2010-2 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Vehicles leased under the Master Lease as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of each such Vehicle calculated as of such dates.

“Master Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among DTAG, as Master Servicer, RCFC, as grantor, the Lessees, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as amended by Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, among DTAG, DTG Operations, RCFC, the Financing Sources and Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter “Master Collateral Agent” shall mean such successor Person.

“Master Lease” means that certain Master Motor Vehicle Lease and Servicing Agreement (Group VI), dated as of June 17, 2010, among RCFC, as Lessor, DTG Operations, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Lease Collateral” has the meaning specified in Section 3.1(a) of this Supplement.

“Master Servicer” means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

“Maximum Lease Commitment” means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group VI Series of Notes, plus (ii) with respect to all Group VI Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the Available Subordinated Amounts on such date for each such Group VI Series of Notes, plus (iii) the aggregate Net Book Values of all Group VI Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group VI Series of Notes or related Available Subordinated Amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior to such date to invest in new Group VI Vehicles for leasing under the Master Lease (as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

“Maximum Manufacturer Percentage” means, with respect to any Eligible Manufacturer, the percentage amount of the Aggregate Asset Amount set forth in Schedule 1 hereto (as such schedule, subject to prior written approval of the Controlling Noteholder, may be amended, supplemented, restated or otherwise modified from time to time) specified for each Eligible Manufacturer with respect to all Vehicles, which percentage amount represents the maximum percentage of Eligible Vehicles that are permitted under the Master Lease to be Vehicles manufactured by such Manufacturer.

“Maximum Used Vehicle Percentage” means an amount equal to five percent (5%) of the Aggregate Asset Amount.

“Mazda” means Mazda Motor of America, Inc., a California corporation, and its Successors and Assigns.

“Measurement Month” means, with respect to any date, a calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Vehicles that are Group VI Vehicles were sold at auction or otherwise and (b) at least one-eighteenth of the aggregate Net Book Value of the Vehicles that are Group VI Vehicles as of the last day of such calendar month or consecutive calendar months were sold at auction or otherwise; provided, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to Group VI Vehicles and for any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Vehicles that are Group VI Vehicles sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Value of such Vehicles that are Group VI Vehicles on the dates of their respective sales.

“Mercedes-Benz” means Mercedes-Benz USA, LLC, a Delaware limited liability company, and its Successors and Assigns.

“Minimum Available Subordinated Amount” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Minimum Available Subordinated Amount, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Available Subordinated Amount” in the applicable Series Supplement.

“Minimum Letter of Credit Amount” means, on any date of determination, with respect to the Series 2010-2 Notes, the Series 2010-2 Minimum Letter of Credit Amount, and with respect to each other Group VI Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Letter of Credit Amount” in the applicable Series Supplement.

“Mitsubishi” means Mitsubishi Motor North America, Inc., a Delaware corporation, and its Successors and Assigns.

“Monthly Base Rent” has the meaning specified in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

“Monthly Certificate” has the meaning specified in Section 24.4(b) of the Master Lease.

“Monthly Finance Rent” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Servicing Fee” has the meaning specified in Section 26.1 of the Master Lease.

“Monthly Supplemental Payment” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Variable Rent” has the meaning specified in paragraph 9 of Annex A to the Master Lease.

“Monthly Vehicle Statement” has the meaning specified in Section 24.4(f) of the Master Lease.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Required Ratings” means, with respect to any entity, rating requirements which are satisfied where the long-term unsecured debt obligations of such entity are rated at least “A2” by Moody’s and the short-term debt obligations of such entity are rated at least “P-1” by Moody’s.

“Nissan” means Nissan Motor Corporation U.S.A., a California corporation, and its Successors and Assigns.

“Non-Program Vehicle” means a Vehicle which at the time it becomes a Group VI Vehicle is not subject to inclusion in any Vehicle Disposition Program.

“Note Purchaser” means each Series 2010-2 Noteholder in its capacity as purchaser of a Series 2010-2 Note pursuant to the Series 2010-2 Note Purchase Agreement, and as registered Holder thereof.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

“Old Chrysler” means Chrysler LLC.

“Old GM” means General Motors Corporation.

“Operating Lease” means the Master Lease as supplemented by Annex A to the Master Lease.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Series 2010-2 Required Noteholders shall notify the Trustee of objection thereto.

“Payment Date” means the 25th day of each calendar month, commencing July 25, 2010, or, if any such day is not a Business Day, the next succeeding Business Day.

“Permitted Change in Control Counterparty” means (i) Hertz Global Holdings, Inc. and/or any of its wholly owned Subsidiaries, or (ii) any other Person that (a) is entering into any merger, acquisition or business combination transaction with DTAG that will result in a Change in Control and (b) has been approved by the Controlling Noteholder in its sole discretion in connection with such merger, acquisition or business combination with DTAG.

“Permitted Change in Control Counterparty Financial Covenant” means any financial covenant applicable to a Permitted Change in Control Counterparty that the Issuer and the Controlling Noteholder have, pursuant to Section 8.10, agreed shall constitute a “Permitted Change in Control Counterparty Financial Covenant”.

“Permitted Change in Control Transaction” means the consummation of any merger, acquisition or business combination transaction between DTAG and a Permitted Change in Control Counterparty that results in a Change in Control.

“Permitted Investments” means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s of “P-1” or from Standard & Poor’s of “A-1+” in the case of certificates of deposit or short-term deposits, or a rating from Moody’s of at least “Aaa” or from Standard & Poor’s of at least “AAA”, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Moody’s of “P-1” or from Standard & Poor’s of “A-1+”; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers’ acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least “Aaa” by Moody’s or at least “AAAm” by Standard & Poor’s; (vii) Eurodollar time deposits having a credit rating from Moody’s of “P-1” or from Standard & Poor’s of “A-1+”; and (viii) any other instruments or securities approved by the Controlling Noteholder.

“Permitted Lessee” has the meaning specified in Section 28 of the Master Lease.

“Permitted Liens” has the meaning specified in Section 25.3 of the Master Lease.

“Permitted Principal Draw Amount” means, with respect to any date during an Insolvency Period, the excess, if any, of (i) the excess of the Series 2010-2 Letter of Credit Liquidity Amount as of the related Insolvency Period Commencement Date over the excess of (x) the Series 2010-2 Minimum Liquidity Amount over (y) the Series 2010-2 Cash Liquidity Amount, in each case, as of such Insolvency Period Commencement Date over (ii) the Accumulated Principal Draw Amount as of such date during such Insolvency Period; provided, however, that, notwithstanding the foregoing, on any date on and after the Series 2010-2 Final Maturity Date or any date prior to the Series 2010-2 Final Maturity Date but during the Series 2010-2 Rapid Amortization Period if requested by the Controlling Noteholder by written notice to the Trustee and the Issuer, the “Permitted Principal Draw Amount” shall be equal to the Series 2010-2 Letter of Credit Liquidity Amount as of such date.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Power of Attorney” has the meaning specified in Section 9 of the Master Lease.

“Principal Collections” means Collections other than Interest Collections.

“Program Vehicle” means, at any time, a Vehicle that is eligible and included under a Vehicle Disposition Program at such time.

“Pro Rata Share” means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles subject to the Master Lease leased by such Lessee under the Master Lease or serviced by such Servicer under the Master Lease, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

“Purchaser Late Payment Losses” means, with respect to any Related Month, all payments required to be made to RCFC by any Person (other than, for the avoidance of doubt, any Lessee unless such Lessee is the purchaser of the related Vehicle) in connection with the sale or other final disposition of Acquired Vehicles that are Group VI Vehicles, which payments are not made sixty (60) days after such payments are due and remain unpaid at the end of such Related Month, provided that such sixty (60) day periods expire during such Related Month.

“QI Group VI Master Collateral” means (i) any Master Collateral Vehicle (as defined in the Master Collateral Agency Agreement) that is a Group VI Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Group VI Exchanged Vehicle, (iii) any receivables in respect of disposition of any Group VI Exchanged Vehicle and (iv) any other collateral relating to Group VI and pledged to the Master Collateral Agent that is designated on the Master Servicer’s computer system as related Master Collateral (as defined in the Master Collateral Agency Agreement) for the Qualified Intermediary as Beneficiary in accordance with the Master Collateral Agency Agreement.

“Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation and (i) has a long-term indebtedness rating from Moody’s not lower than “Aa3” and/or from Standard & Poor’s of not lower than “A” and a short-term indebtedness rating from Moody’s of not lower than “P-1” and/or from Standard & Poor’s of not lower than “A-1” or (ii) has such other rating that has been approved by the Controlling Noteholder.

“Qualified Interest Rate Cap Counterparty” means a counterparty to a Series 2010-2 Interest Rate Cap that is a bank, other financial institution or Person which satisfies the Moody’s Required Ratings and the Standard & Poor’s Required Ratings (or whose present and future obligations under its Series 2010-2 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Controlling Noteholder) provided by a guarantor which satisfies the Moody’s Required Ratings and the Standard & Poor’s Required Ratings).

“Qualified Intermediary” has the meaning specified in the Master Collateral Agency Agreement.

“Rating Agency Condition” means, with respect to any action (including with respect to the issuance of a new Group VI Series of Notes), the prior written consent of the Controlling Noteholder.

“RCFC” has the meaning specified in the preamble.

“RCFC Agreements” has the meaning specified in Section 3.1(a)(i) of this Supplement.

“RCFC Obligations” means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2010-2 Notes and all costs, fees and expenses payable by, or obligations of, RCFC under the Indenture and the Related Documents, in each case, in respect of the Series 2010-2 Notes.

“Receivable Due Date” means, with respect to any payment due to RCFC or a Lessee from any other Person in connection with the auction, sale or other disposition of Group VI Vehicles, the thirtieth (30th) day after the Disposition Date for such Group VI Vehicle.

“Recoveries” means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group VI Collection Account or the Master Collateral Account, in respect of Group VI Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Losses (but excluding for the avoidance of doubt any amounts drawn under the Series 2010-2 Letter of Credit or withdrawn from the Series 2010-2 Excess Funding Account and any similar amounts applicable with respect to any other Group VI Series of Notes), plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group VI Collection Account or the Master Collateral Account in respect of Group VI Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group VI Vehicles, plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group VI Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group VI Vehicles, calculated on the dates of the respective sales or dispositions thereof.

“Refinanced Vehicles” has the meaning specified in Section 2.1 of the Master Lease.

“Refinancing Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Related Documents” means, collectively, the Indenture, the Series 2010-2 Notes, any Enhancement Agreement with respect to the Series 2010-2 Notes, the Master Lease, the Master Collateral Agency Agreement (to the extent relating to Group VI Collateral), and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary with respect to Group VI Collateral, the Series 2010-2 Note Purchase Agreement, the Group VI Assignment of Exchange Agreement, the Series 2010-2 Interest Rate Cap and any Series 2010-2 Letter of Credit.

“Related Month” means, with respect to any Determination Date, Due Date, Payment Date or other date of determination, the period from and including the first day of the calendar month preceding the month in which such date falls, to and including the last day of such calendar month; provided, however, the initial Related Month means the period from and including the Series 2010-2 Closing Date to and including June 30, 2010.

“Rent”, with respect to each Acquired Vehicle and each Financed Vehicle, has the meaning specified in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease, respectively.

“Required Asset Amount” means with respect to the Series 2010-2 Notes, at any date of determination, the sum of (i) the Invested Amounts for all Group VI Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group VI Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of (a) the Invested Amount for all such Series of Notes, plus (b) the Minimum Available Subordinated Amounts required to be maintained as part of the enhancement for all such Series of Notes.

“Required Beneficiaries” means Noteholders holding in excess of 66 2/3% of the Group VI Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG).

“Responsible Officer” means, with respect to RCFC, a Servicer, a Lessee or the Master Servicer, any President, Vice President, Assistant Vice President, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

“Retained Interest Amount” means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

“Retained Interest Percentage” means, on any date of determination, when used with respect to Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of the Invested Percentages for all outstanding Group VI Series of Notes, in each case as such Invested Percentages are calculated on such date with respect to Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, as applicable.

“Retained Interestholder” means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

“Series 2010-2 Accrued Interest Account” has the meaning specified in Section 4.6(b) of this Supplement.

“Series 2010-2 Accrued Interest Amount” means, with respect to any Payment Date, the aggregate for all Series 2010-2 Notes Outstanding of (a) the sum of the Daily Interest Amounts with respect to each such Series 2010-2 Note for each day in the Series 2010-2 Interest

Period ending on the immediately preceding Determination Date, plus (b) all previously accrued Series 2010-2 Accrued Interest Amounts with respect to each such Series 2010-2 Note not paid on any previous Payment Date (together with interest on such unpaid amounts at the applicable Series 2010-2 Note Rate), plus (c) any Carrying Charges accruing with respect to each related Series 2010-2 Noteholder during the Series 2010-2 Interest Period and due as of such Payment Date (without duplication of amounts included in clause (b) hereof).

“Series 2010-2 Available Subordinated Amount” means, for any date of determination, an amount equal to (a) the Series 2010-2 Available Subordinated Amount for the preceding Determination Date (or, in the case of any date of determination on or prior to the initial Determination Date following the Series 2010-2 Closing Date, the Series 2010-2 Closing Date), minus (b) the Series 2010-2 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2010-2 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 2010-2 Lease Payment Losses allocable to the Series 2010-2 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2010-2 Closing Date, as the case may be), plus (e) the Series 2010-2 Lease Payment Recoveries allocable to the Series 2010-2 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2010-2 Closing Date, as the case may be), plus (f) additional amounts, if any, contributed by RCFC since the preceding Determination Date (or the Series 2010-2 Closing Date, as the case may be) to the Series 2010-2 Excess Funding Account for allocation to the Series 2010-2 Available Subordinated Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by the Retained Interestholder since the preceding Determination Date (or the Series 2010-2 Closing Date, as the case may be) as Group VI Master Collateral for allocation to the Series 2010-2 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2010-2 Excess Funding Account since the preceding Determination Date (or the Series 2010-2 Closing Date, as the case may be) for allocation to the Retained Distribution Account.  The “Series 2010-2 Available Subordinated Amount” for the Series 2010-2 Closing Date shall be $0.

“Series 2010-2 Available Subordinated Amount Incremental Losses” means, for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2010-2 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2010-2 Available Subordinated Amount Incremental Recoveries” means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2010-2 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2010-2 Cash Collateral Account” has the meaning specified in Section 4.16(a) of this Supplement.

“Series 2010-2 Cash Collateral Account Surplus” means, as of any date of determination subsequent to the establishment and funding of the Series 2010-2 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the

Series 2010-2 Letter of Credit Amount exceeds (b) the Series 2010-2 Minimum Letter of Credit Amount.

“Series 2010-2 Cash Liquidity Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-2 Cash Liquidity Amount” means, as of any date of determination, the amount of funds, if any, set aside by RCFC in the Series 2010-2 Excess Funding Account as all or a portion of the Series 2010-2 Minimum Liquidity Amount as of such date.

“Series 2010-2 Closing Date” means June 17, 2010.

“Series 2010-2 Collection Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-2 Controlled Amortization Amount” means, for each Payment Date during the Series 2010-2 Controlled Amortization Period, beginning with the second such Payment Date, an amount equal to the lesser of (a) the product of (i) 1/6 and (ii) the Series 2010-2 Invested Amount as of the commencement of the Series 2010-2 Controlled Amortization Period) and (b) the Series 2010-2 Invested Amount as of such Payment Date; provided that on the Series 2010-2 Expected Final Payment Date, the Series 2010-2 Controlled Amortization Amount shall equal the Series 2010-2 Invested Amount.

“Series 2010-2 Controlled Amortization Period” means the period commencing on June 1, 2013 and ending on the earliest to occur of (i) the date on which the Series 2010-2 Notes are fully paid, (ii) the Series 2010-2 Expected Final Payment Date, (iii) the termination of the Base Indenture in accordance with its terms and (iv) the commencement of the Series 2010-2 Rapid Amortization Period; provided, that the Series 2010-2 Controlled Amortization Period shall be deemed not to commence or be continuing at any time that the Series 2010-2 Rapid Amortization Period has commenced and is continuing.

“Series 2010-2 Controlled Distribution Amount Deficiency” has the meaning specified in Section 4.10(a)(i) of this Supplement.

“Series 2010-2 Deposit Date” has the meaning specified in Section 4.7 of this Supplement.

“Series 2010-2 Distribution Account” has the meaning specified in Section 4.12(a) of this Supplement.

“Series 2010-2 Distribution Account Collateral” has the meaning specified in Section 4.12(d) of this Supplement.

“Series 2010-2 Enhancement Amount” means, as of any date of determination, the sum, without duplication, of (a) the Series 2010-2 Available Subordinated Amount as of such date, plus (b) the Series 2010-2 Letter of Credit Amount, if any, as of such date, plus (c) the Series 2010-2 Cash Liquidity Amount, if any, as of such date.

“Series 2010-2 Enhancement Deficiency” means, with respect to any date of determination, the amount, if any, by which the Series 2010-2 Enhancement Amount is less than the Series 2010-2 Minimum Enhancement Amount for such day.

“Series 2010-2 Excess Funding Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-2 Expected Final Payment Date” means the December 2013 Payment Date.

“Series 2010-2 Final Maturity Date” means the December 2014 Payment Date.

“Series 2010-2 Funding Date” means the date on which the initial Increase is funded.

“Series 2010-2 Initial Invested Amount” means the aggregate initial principal amount of the Series 2010-2 Notes, which is $0.

“Series 2010-2 Interest Amount” means, with respect to any Payment Date, the sum, without duplication, of (i) the Series 2010-2 Accrued Interest Amount with respect to such Payment Date, and (ii) any Carrying Charges due with respect to the Series 2010-2 Notes and unpaid as of such Payment Date.

“Series 2010-2 Interest Collections” means on any date of determination, all Collections in the Group VI Collection Account which represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment accrued under any Lease related to Group VI Vehicles with respect to the Series 2010-2 Notes, plus the Series 2010-2 Invested Percentage of any amount earned on Permitted Investments in the Master Collateral Account that constitute Group VI Collateral, together with any amount earned on Permitted Investments in the Series 2010-2 Collection Account and which are available for distribution on such date.

“Series 2010-2 Interest Period” means a period from and including a Determination Date to but excluding the next succeeding Determination Date; provided, however, that the initial Series 2010-2 Interest Period shall be from and including the Series 2010-2 Closing Date to but excluding the initial Determination Date.

“Series 2010-2 Interest Rate Cap” has the meaning specified in Section 4.19(a).

“Series 2010-2 Interest Rate Cap Counterparty” means RCFC’s counterparty under a Series 2010-2 Interest Rate Cap.

“Series 2010-2 Interest Rate Cap Proceeds” means the amounts received by the Trustee from a Series 2010-2 Interest Rate Cap Counterparty from time to time in respect of a Series 2010-2 Interest Rate Cap (including amounts received from a guarantor and, to the extent provided in Section 4.19, from collateral).

“Series 2010-2 Invested Amount” means, on any date of determination, an amount equal to (a) the Series 2010-2 Initial Invested Amount, minus (b) the amount of principal payments made to Series 2010-2 Noteholders and Decreases allocated to the Series 2010-2 Noteholders on or prior to such date, plus (c) all Increases allocated to the Series 2010-2 Noteholders on or prior to such date.

“Series 2010-2 Invested Percentage” means, on any date of determination:

(i)           when used with respect to Principal Collections during the Series 2010-2 Revolving Period, and when used with respect to Losses, Lease Payment Losses, Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2010-2 Invested Amount and (y) the Series 2010-2 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month after the Series 2010-2 Funding Date, as of the Series 2010-2 Funding Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month after the Series 2010-2 Funding Date, as of the Series 2010-2 Funding Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VI Series of Notes including all classes of such Series of Notes); and

(ii)           when used with respect to Principal Collections during the Series 2010-2 Controlled Amortization Period or the Series 2010-2 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2010-2 Invested Amount and (y) the Series 2010-2 Available Subordinated Amount, in each case as of the end of the Series 2010-2 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month, and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VI Series of Notes including all classes of such Series of Notes).

“Series 2010-2 Lease Payment Losses” means, as of any Payment Date, an amount equal to the Series 2010-2 Invested Percentage (determined as of such date) of Lease Payment Losses as of such date.

“Series 2010-2 Lease Payment Recoveries” means, for any Payment Date, the Series 2010-2 Invested Percentage (determined as of such date) of all Lease Payment Recoveries as of such date.

“Series 2010-2 Letter of Credit” means any irrevocable letter of credit, issued by the Series 2010-2 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2010-2 Noteholders meeting the requirements of this Supplement and the Master Lease, including without limitation, the execution and delivery of a collateral sharing agreement with respect to the Master Collateral Agency Agreement.  There shall be no Series 2010-2 Letter of Credit in place as of the Series 2010-2 Closing Date.

“Series 2010-2 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the amount (i) available to be drawn on such date under the Series 2010-2 Letter of Credit, as specified therein or (ii) if the Series 2010-2 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2010-2 Cash Collateral Account on such date, and (b) the outstanding principal amount of the Demand Note on such date. The Series 2010-2 Letter of Credit Amount on the Series 2010-2 Closing Date shall be zero.

“Series 2010-2 Letter of Credit Expiration Date” means the date a Series 2010-2 Letter of Credit expires as specified in the applicable Series 2010-2 Letter of Credit, as such date may be extended in accordance with the terms of the applicable Series 2010-2 Letter of Credit.

“Series 2010-2 Letter of Credit Liquidity Amount” means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2010-2 Letter of Credit, as specified therein or (b) if the Series 2010-2 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2010-2 Cash Collateral Account on such date.  The Series 2010-2 Letter of Credit Liquidity Amount on the Series 2010-2 Closing Date shall be zero.

“Series 2010-2 Letter of Credit Provider” means Deutsche Bank Trust Company Americas, a New York banking corporation, or an institution approved by the Controlling Noteholder to provide a Series 2010-2 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

“Series 2010-2 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2010-2 Cash Liquidity Amount on such date and (b) the Series 2010-2 Letter of Credit Liquidity Amount on such date.

“Series 2010-2 Maximum Invested Amount” has the meaning specified in Section 4A.1 of this Supplement.

“Series 2010-2 Minimum Available Subordinated Amount” means, with respect to any date of determination, an amount equal to (i) the Series 2010-2 Minimum Enhancement Amount, minus (ii) the sum of (x) the Series 2010-2 Letter of Credit Amount, if any, as of such date and (y) the Series 2010-2 Cash Liquidity Amount, if any, on such date.

“Series 2010-2 Minimum Enhancement Amount” means, with respect to the Series 2010-2 Notes on any date of determination, the product of (i) the Series 2010-2 Required Enhancement Percentage, times (ii) the excess, if any, of the Series 2010-2 Invested Amount over the product of (A) the aggregate amount of cash and Permitted Investments in the Group VI Collection Account, the Exchange Agreement Group VI Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group VI Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group VI Collateral, times (B) the Series 2010-2 Invested Percentage as of such date.

“Series 2010-2 Minimum Letter of Credit Amount” means, with respect to any date of determination, the greatest of (i) zero, (ii) an amount equal to (x) the Series 2010-2 Minimum Liquidity Amount minus (y) the sum of (1) any cash on deposit in the Series 2010-2 Cash Collateral Account on such date, (2) the Series 2010-2 Cash Liquidity Amount, if any, on such date and (3) the excess, if any, of the Series 2010-2 Letter of Credit Liquidity Amount over the Series 2010-2 Letter of Credit Amount on such date, and (iii) an amount equal to (x) the Series 2010-2 Minimum Enhancement Amount on such date, minus (y) the sum of (1) the Series 2010-2 Available Subordinated Amount on such date and (2) the Series 2010-2 Cash Liquidity Amount, if any, on such date.  Prior to obtaining a Series 2010-2 Letter of Credit in accordance with the terms of this Supplement and the Master Lease after the Series 2010-2 Closing Date, the Series 2010-2 Minimum Letter of Credit Amount shall be zero.

“Series 2010-2 Minimum Liquidity Amount” means, as of any date of determination, an amount equal to 5.00% of the Series 2010-2 Invested Amount of the Series 2010-2 Notes as of such date.

“Series 2010-2 Minimum Subordinated Amount” means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2010-2 Invested Amount on such date and (b) an amount equal to (i) the Series 2010-2 Minimum Enhancement Amount, minus (ii) the sum of (x) the Series 2010-2 Letter of Credit Amount, if any, as of such date and (y) the Series 2010-2 Cash Liquidity Amount, if any, on such date.

“Series 2010-2 Monthly Interest Shortfall” means, as of any Payment Date, the excess, if any, of (i) the Series 2010-2 Interest Amount for such date, over (ii) the amount on deposit in the Series 2010-2 Distribution Account for the payment of the Series 2010-2 Interest Amount on such Payment Date after making all allocations, deposits and claims under available Enhancement (other than, for the avoidance of doubt, the Series 2010-2 Cash Liquidity Account) for such Payment Date.

“Series 2010-2 Monthly Servicing Fee” means the Series 2010-2 Invested Percentage of the Group VI Monthly Servicing Fee.

“Series 2010-2 Monthly Supplemental Servicing Fee” means the Series 2010-2 Invested Percentage of the Group VI Supplemental Servicing Fee.

“Series 2010-2 Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 17, 2010, among RCFC, DTAG, the Initial Note Purchaser and each other Note Purchaser from time to time party thereto, pursuant to which the Note Purchasers agree to purchase the Series 2010-2 Notes from RCFC and from time to time fund Increases in respect of the Series 2010-2 Invested Amount of such Series 2010-2 Notes, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG and each Series 2010-2 Noteholder, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Series 2010-2 Note Rate” means, for a Series 2010-2 Interest Period and for each Series 2010-2 Note, the rate, expressed as a percentage, resulting from (a) the aggregate of the Daily Interest Amounts with respect to such Series 2010-2 Note for each day in such Series

2010-2 Interest Period, divided by (b) the portion of the Series 2010-2 Invested Amount represented by the weighted average outstanding principal amount of such Series 2010-2 Note during such Series 2010-2 Interest Period; provided, that the Series 2010-2 Note Rate shall in no event be higher than the maximum rate permitted by applicable law.

“Series 2010-2 Noteholders” means, collectively, the registered Holders of the Series 2010-2 Notes.

“Series 2010-2 Notes” means any one of the Rental Car Asset Backed Variable Funding Notes, Series 2010-2, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A attached hereto.

 “Series 2010-2 Principal Allocation” has the meaning specified in Section 4.7(a)(i)(B) of this Supplement.

“Series 2010-2 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2010-2 Notes and ending upon the earlier to occur of (i) the date on which the Series 2010-2 Notes are paid in full and (ii) the termination of the Indenture in accordance with its terms.

“Series 2010-2 Required Enhancement Percentage” means, with respect to any date of determination, the sum of (a) the greater of (i) a percentage equal to (x) 100% minus (y) a percentage equal to (A) the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date), minus (B) 55% or such lower percentage that is approved in writing by the Series 2010-2 Required Noteholders, and (ii) 55% or such lower percentage that is approved in writing by the Series 2010-2 Required Noteholders and (b) the Third-Party Market Value Adjustment Percentage, if any, as of the most recent Third-Party Market Value Determination Date (or, if such date is prior to the last day of the Related Month in which such most recent Third-Party Market Value Determination Date occurs, the immediately preceding Third-Party Market Value Determination Date).

“Series 2010-2 Required Noteholders” means Series 2010-2 Noteholders holding at least 66 2/3% of the Aggregate Invested Amount of all Outstanding Series 2010-2 Notes (excluding, for the purposes of making the foregoing calculation, (i) any Notes held by DTAG or any Affiliate of DTAG and (ii) solely for purposes of declaring an Amortization Event under Section 5.1(i) hereof, any Series 2010-2 Notes held by a Series 2010-2 Interest Rate Cap Counterparty and/or any of its Affiliates if such Series 2010-2 Interest Rate Cap Counterparty has failed to pay any termination payment due and payable by such Series 2010-2 Interest Rate Cap Counterparty in accordance with the terms of such Series 2010-2 Interest Rate Cap).

“Series 2010-2 Revolving Period” means the period from and including the Series 2010-2 Closing Date to the earlier of (i) the commencement of the Series 2010-2 Controlled Amortization Period and (ii) the commencement (if any) of the Series 2010-2 Rapid Amortization Period.

“Servicer” means DTG Operations or any Additional Lessee, as applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

“Servicer Default” has the meaning specified in Section 17.7 of the Master Lease.

“Servicer Event of Default” means (a) prior to a Permitted Change in Control Transaction, (i) a Servicer Tangible Net Worth Event of Default or (ii) a Servicer Unrestricted Cash Event of Default and (b) upon and after the effective date of any amendment to this Supplement pursuant to Section 8.5(b)(iii), a Servicer Financial Covenant Event of Default.

“Servicer Financial Covenant Event of Default” means a breach by a Permitted Change in Control Counterparty of any Permitted Change in Control Counterparty Financial Covenant.

“Servicer Tangible Net Worth Event of Default” means that, at any time prior to a Permitted Change in Control Transaction, the Tangible Net Worth of the Master Servicer and its Subsidiaries is less than $150,000,000.

“Servicer Unrestricted Cash Event of Default” means, at any time prior to a Permitted Change in Control Transaction, a failure by the Master Servicer to maintain at least $100,000,000 in the aggregate of Unrestricted Cash and Cash Equivalent Investments (each such term as defined in the Credit Agreement, as in effect on the date hereof; provided, that clause (ii) of the definition of “Unrestricted Cash” shall be deemed to refer to secured parties as defined in or permitted under the Credit Agreement or any replacement credit facility) in one or more deposit and/or securities accounts of the Master Servicer.

“Servicing Transfer Date”, with respect to the Group VI Series of Notes, has the meaning specified in Section 3.01 of the Back-Up Servicing Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Standard & Poor’s Required Ratings” means, with respect to any entity, rating requirements which are satisfied where the long-term unsecured debt obligations of such entity are rated at least “A” by Standard & Poor’s and the short-term debt obligations of such entity are rated at least “A-1” by Standard & Poor’s.

“Subaru” means Subaru of America, Inc., a New Jersey corporation, and its Successors and Assigns.

“Sublease” means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

“Substitute Group VI Exchanged Vehicle Proceeds” means funds, in the amount of the Net Book Value of Group VI Exchanged Vehicles, transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group VI Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or (iii) RCFC’s capital, and deposited into the Group VI Collection Account to be treated as Disposition Proceeds of such Group VI Exchanged Vehicles.

“Substitute Group VI Exchanged Vehicle Proceeds Amount” means, at any time, funds, if any, set aside by RCFC in the designated Excess Funding Account in respect of Group VI Exchanged Vehicles for use as Substitute Group VI Exchanged Vehicle Proceeds.

“Successors and Assigns” shall mean, with respect to any Manufacturer, such Manufacturer’s successors and assigns by merger, sale or other transfer (including a sale pursuant to section 363 of the Bankruptcy Code), reorganization (including a reorganization under chapter 11 of the Bankruptcy Code) or restructuring or otherwise; provided, that with respect to any Manufacturer, the Master Servicer shall provide the Trustee and Master Collateral Agent with written notice when a successor or assign shall be deemed to be the Successor and Assign of such Manufacturer and, upon the written consent of the Controlling Noteholder (such consent not to be unreasonably withheld, delayed or conditioned), such Successor and Assign shall be deemed to be such Manufacturer for all purposes under this Supplement and the other Related Documents (including, for the avoidance of doubt, being deemed to be the Manufacturer of all vehicles manufactured by the predecessor or assignor prior to such notice); provided, that for the avoidance of doubt, a successor or assign of a Manufacturer shall not be a Successor and Assign of such Manufacturer absent such designation by the Master Servicer and such written consent of the Controlling Noteholder.

“Supplemental Documents” has the meaning specified in Section 2.1 of the Master Lease.

“Surety Bond” means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its Subsidiaries, an amount then due and payable by DTAG or such Subsidiary to another Person (including an insurer of DTAG or such Subsidiary).

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its Successors and Assigns.

“Tangible Net Worth” means, with respect to DTAG and its Subsidiaries at any date, the result of (a) the excess of (i) all assets of DTAG and its Subsidiaries determined on a consolidated basis in accordance with GAAP (for purposes of this definition, as defined in the Credit Agreement, as in effect on the date hereof) over (ii) all liabilities of DTAG and its Subsidiaries determined on a consolidated basis in accordance with GAAP, in each case classified as such on the consolidated balance sheet of DTAG and its Subsidiaries and excluding therefrom the cumulative balance of other comprehensive income (loss), as determined in accordance with GAAP), minus (b) the total book value of all assets of DTAG and its Subsidiaries properly classified as intangible assets under GAAP (including such items as goodwill).  The determination of the amounts of assets, liabilities, other comprehensive income (loss) and other applicable terms used in this definition will be determined as of the date of the financial statements most recently provided to RCFC pursuant to Section 24.4(c) of the Master Lease prior to the date of such determination.

“Term” has the meaning specified in Section 3.2 of the Master Lease.

“Termination Demand” means a demand for a LOC Termination Disbursement under the Series 2010-2 Letter of Credit pursuant to a Certificate of Termination Demand.

“Termination Payment” is defined in Section 12 of the Master Lease.

“Third-Party Market Value” means, with respect to any Vehicle as of any Third-Party Market Value Date, the wholesale market value of such Vehicle as specified in the most recently published (but within the preceding three months) Automotive Lease Guide for the model description and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year; provided, that the Vehicles for which such price is not so specified in the Automotive Lease Guide within the preceding three months shall be excluded from the determination of Third-Party Market Value.

“Third-Party Market Value Adjustment Percentage” means, as of any Third-Party Market Value Determination Date, (a) a percentage equal to the excess, if any, of (i) 95% over (ii) the Third-Party Market Value Percentage as of such date, unless a different Third-Party Market Value Adjustment Percentage is specified pursuant to Section 8.7.

“Third-Party Market Value Date” means (i) the last day of each June, August, October, December, February and April after the Series 2010-2 Funding Date and prior to the Series 2010-2 Expected Final Payment Date and (ii) any additional “Third-Party Market Value Date” as specified pursuant to Section 8.7(c).

“Third-Party Market Value Determination Date” means (i) the Determination Date in each July, September, November, January, March and May after the Series 2010-2 Funding Date until the Determination Date immediately preceding the Series 2010-2 Expected Final Payment Date and (ii) any additional “Third-Party Market Value Determination Date” as specified pursuant to Section 8.7(c).

“Third-Party Market Value Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which equals the aggregate Third-Party Market Values of Vehicles leased under the Master Lease, and for which a price is available in accordance with the definition of “Third-Party Market Value”, as of the most recent Third-Party Market Value Date and the denominator of which equals the aggregate Net Book Values of such Vehicles calculated as of such Third-Party Market Value Date.

“Third-Party Market Value Report” means a report in a Microsoft Excel electronic file (or similar electronic file) setting forth the following information with respect to each Vehicle leased under the Master Lease as of the related Third-Party Market Value Date:  VIN, model year, manufacturer, model description, mileage, Capitalized Cost, Net Book Value, registration state and lease start date.

“Third-Party Market Value Reporting Date” means (i) the sixth day (or if such day is not a Business Day, the next succeeding Business Day), or such later date as the Master Servicer and the Controlling Noteholder may reasonably agree, in each July, September, November, January, March and May after the Series 2010-2 Funding Date and (ii) any additional “Third-Party Market Value Reporting Date” as specified pursuant to Section 8.7(c), in each case, prior to the Series 2010-2 Expected Final Payment Date.

“Thrifty” means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation.

“Toyota” means Toyota Motor Sales, U.S.A., Inc., a California corporation, and its Successors and Assigns.

“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VI Replacement Vehicles and which are transferred from an Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

“Used Vehicle” means any Vehicle acquired by RCFC that did not list DTG Operations or RCFC as the owner on the certificate of origin for such Vehicle.

“U.S. Dollar” or “Dollar” means the lawful currency of the United States of America.

“Vehicle Acquisition Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Funding Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Commencement Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Expiration Date” means, with respect to each Group VI Vehicle, the earliest of (i) the Disposition Date for such Group VI Vehicle, (ii) if such Group VI Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term for such Vehicle under the Operating Lease or the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of Annex A or Annex B to the Master Lease, as applicable.

“Vehicle Order” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Term” has the meaning specified in Section 3.1 of the Master Lease.

“VIN” has the meaning specified in the Master Lease.

“Volkswagen” means Volkswagen of America, Inc., a Michigan corporation, and its Successors and Assigns.

“Voluntary Decrease” has the meaning specified in Section 4A.3(b) of this Supplement.

“Voting Stock” means, with respect to any Person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary all the Capital Stock (other than directors’ qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person.

ARTICLE 3.
GRANT OF RIGHTS UNDER THE MASTER LEASE

Section 3.1                      Grant of Security Interest.

(a)           To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement (in each case, notwithstanding anything to the contrary in any Related Document, solely with respect to the Group VI Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Holders of any of the Group VI Series of Notes (the “Group VI Noteholders”), and hereby grants to the Trustee, for the benefit of the Group VI Noteholders, a first priority security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the following being referred to as the “Master Lease Collateral”):

(i)           the rights of RCFC under the Master Lease and any other agreements relating to the Group VI Vehicles to which RCFC is a party, the Back-Up Disposition Agent Agreement (to the extent relating to the Group VI Series of Notes), the Back-Up Servicing Agreement (to the extent relating to the Group VI Series of Notes) and any Group VI Vehicle insurance agreements (collectively, the “RCFC Agreements”), including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

(ii)           the Group VI Assignment of Exchange Agreement;

(iii)           any Unused Exchange Proceeds; and

(iv)           all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance except as excluded in clause (i) above (whether or not the Trustee is the loss payee thereof), and cash.

(b)           To further secure the RCFC Obligations with respect to the Series 2010-2 Notes (and, notwithstanding anything to the contrary in any Related Document, not any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2010-2 Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Series 2010-2 Noteholders, a security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

(i)           any Series 2010-2 Letter of Credit;

(ii)           (A) any Series 2010-2 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any Series 2010-2 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in any Series 2010-2 Cash Collateral Account;

(iii)           the Series 2010-2 Distribution Account Collateral;

(iv)           the Demand Note;

(v)           all of RCFC’s right, title and interest in the Series 2010-2 Interest Rate Caps and all proceeds thereof; and

(vi)           all proceeds of any and all of the foregoing, including, without limitation, cash.

(c)           The Trustee, as trustee on behalf of the Group VI Noteholders, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Base Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Group VI Noteholders may be adequately and effectively protected.  The Master Lease Collateral shall secure the Group VI Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

(d)           Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee or any of the Group VI Noteholders, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6).

(e)           Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

ARTICLE 4A
INITIAL ISSUANCE AND INCREASES AND DECREASES OF
SERIES 2010-2 INVESTED AMOUNT OF SERIES 2010-2 NOTES

Section 4A.1                      Issuance in Definitive Form.  Pursuant to Section 2.19 of the Base Indenture, upon request by the Initial Note Purchaser, the Issuer hereby consents to the issuance of the Series 2010-2 Notes in the form of Definitive Notes.  The Series 2010-2 Notes shall initially be sold to the Initial Note Purchaser in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $300,000,000, as such amount may be increased or decreased in accordance with Section 2.03 of the Series 2010-2 Note Purchase Agreement (the “Series 2010-2 Maximum Invested Amount”).  The aggregate Series 2010-2 Invested Amount outstanding at any time may not exceed such amount as in effect at such time.

Section 4A.2                      Procedure for Increasing the Series 2010-2 Invested Amount.

(a)           Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4A.2 (as evidenced by an Officer’s Certificate of the Issuer delivered to the Trustee), on the Series 2010-2 Closing Date, the Issuer may issue Series 2010-2 Notes in the maximum principal amount described in Section 4A.1, the initial aggregate Series 2010-2 Invested Amount of which will be equal to the Series 2010-2 Initial Invested Amount.  Such Series 2010-2 Notes shall be issued to and registered in the name of the Initial Note Purchaser.  On the Series 2010-2 Funding Date and thereafter on each Increase Date during the Series 2010-2 Revolving Period, the Issuer may increase the Series 2010-2 Invested Amount (each such increase referred to as an “Increase”) in the manner provided in the Series 2010-2 Note Purchase Agreement (provided that the Issuer shall provide to the Trustee any notice in respect of such Increase as and when required to be delivered to the Note Purchasers under the Series 2010-2 Note Purchase Agreement) in amounts that satisfy the following requirements:  (i) the Series 2010-2 Enhancement Amount shall at least equal the Series 2010-2 Minimum Enhancement Amount after giving effect to such Increase in the Series 2010-2 Invested Amount and the application of the proceeds thereof (including to leasing Group VI Vehicles); and (ii) no Asset Amount Deficiency will result from such Increase (after giving effect to the application of the proceeds thereof).  Satisfaction of the above conditions shall be evidenced by the delivery of a certificate of the Issuer described below in subsection (b) hereof.  Proceeds from any Increase shall be deposited into the Series 2010-2 Collection Account and allocated in accordance with Article 4 hereof.  Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.  The Increase in the Series 2010-2 Invested Amount shall be allocated pro rata (based on the unfunded amounts of the Note Purchasers’ respective Note Purchaser Funding Limits (as defined in the Series 2010-2 Note Purchase Agreement)) among the Outstanding Series 2010-2 Notes.

(b)           The Series 2010-2 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officer’s Certificate delivered by the Issuer to the Trustee) with respect to each proposed Increase:

(i)           the amount of such Increase shall be in compliance with the requirements of the Series 2010-2 Note Purchase Agreement;

(ii)           after giving effect to such Increase, the Series 2010-2 Invested Amount shall not exceed the Series 2010-2 Maximum Invested Amount;

(iii)           there shall not then exist, nor shall such Increase result in the occurrence with respect to any Group VI Series of Notes of, (x) an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default;

(iv)           all conditions precedent (1) to the acquisition of additional Group VI Vehicles under the Master Lease and (2) to the making of the related Advances (as defined in the Series 2010-2 Note Purchase Agreement) under the Series 2010-2 Note Purchase Agreement shall have, in each case, been satisfied;

(v)           the Issuer or, with respect to Financed Vehicles, the applicable Lessee, as the case may be, shall have good and marketable title to each Group VI Vehicle purchased thereby with the proceeds from the sale of and of Increases in the Series 2010-2 Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens;

(vi)           each Lessee shall have granted to the Master Collateral Agent, for the benefit of the Trustee, and RCFC shall have granted to the Master Collateral Agent, for the benefit of the Trustee, in each case on behalf of the Series 2010-2 Noteholders, a security interest in all Group VI Vehicles now or hereafter purchased or financed by the Issuer with the proceeds from the sale of and Increases in the Series 2010-2 Notes or with any contributions of capital made by DTAG in favor of the Issuer to the extent allocable to the Series 2010-2 Notes;

(vii)           the Issuer shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Master Lease and the Master Lease Collateral;

(viii)           notice of such Increase shall have been delivered in accordance with Section 4A.2(a);

(ix)           no more than one Increase (except as otherwise agreed by the Controlling Noteholder) shall occur during any calendar month;

(x)           all representations and warranties set forth in Article 6 of the Base Indenture and in Section 23 of the Master Lease shall be true and correct with the same effect as if made on and as of the date of such Increase (except to the extent such representations relate to an earlier date); and

(xi)           with respect to each Increase, the Master Servicer shall have calculated the Series 2010-2 Available Subordinated Amount and the Series 2010-2 Enhancement Amount.

Section 4A.3                      Decreases.

(a)           Mandatory Decreases.  Whenever (a) the Series 2010-2 Enhancement Amount is less than the Series 2010-2 Minimum Enhancement Amount or (b) there exists an Asset Amount Deficiency, then, on the Payment Date immediately following discovery by the Issuer or the Master Servicer of any such deficiency, the Issuer shall decrease the Series 2010-2 Invested Amount by the amount (if any) necessary, so that after giving effect to any increases in the Series 2010-2 Enhancement Amount or the Aggregate Asset Amount on or prior to such Payment Date and to all Decreases of the Series 2010-2 Invested Amount on or prior to such Payment Date, no such deficiency described in either clause (a) or clause (b) shall exist on such Payment Date (each reduction of the Series 2010-2 Invested Amount pursuant to this Section 4A.3(a), a “Mandatory Decrease”).  Upon such discovery, the Issuer shall deliver notice of any such Mandatory Decrease and the related Payment Date to the Trustee.

(b)           Voluntary Decreases.  Upon at least five (5) Business Days’ prior irrevocable notice (or such shorter notice period as may be agreed by the Controlling Noteholder) to the Controlling Noteholder and the Trustee in writing the Issuer may voluntarily prepay all or a portion of the Series 2010-2 Invested Amount in accordance with the procedures set forth herein (each reduction of the Series 2010-2 Invested Amount pursuant to this Section 4A.3(b), a “Voluntary Decrease”); provided, that all Voluntary Decreases pursuant to this Section 4A.3(b) shall be allocated such that the Series 2010-2 Enhancement Amount after giving effect to such Decrease is not less than the Series 2010-2 Minimum Enhancement Amount.  Each such Decrease shall be, in the aggregate for all Series 2010-2 Notes, in a minimum principal amount of $1,000,000 and increments of $100,000 in excess thereof (or, if less, in the amount of the then-outstanding Series 2010-2 Invested Amount).

(c)           Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease.  The amount of any Decrease shall not exceed the amount on deposit in the Series 2010-2 Collection Account and available for distribution to Series 2010-2 Noteholders in respect of principal on the Series 2010-2 Notes on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above.

(d)           Any Decrease referred to in clauses (a) and (b) above shall be applied pro rata among the Outstanding Series 2010-2 Notes and in accordance with the provisions of Article 4.

ARTICLE 4.
ALLOCATION AND APPLICATION OF COLLECTIONS

Any provisions of Article 4 of the Base Indenture, which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2010-2 Notes.  Sections 4.1 through 4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-2 Notes, clauses (c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

(c)  Right of Master Servicer to Deduct Amounts.  Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the Series 2010-2 Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group VI Collection Account net of any amounts which are allocable to the Retained Distribution Account or represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

(d)  Sharing Collections.  To the extent that Principal Collections that are allocated to the Series 2010-2 Notes on or before a Payment Date are not needed to make payments of principal to Series 2010-2 Noteholders or required to be deposited in the Series 2010-2 Distribution Account on such Payment Date, such Principal Collections may, at the written direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group VI Series of Notes.  Any such reallocation will not result in a reduction of the Aggregate Principal Balance of the Series 2010-2 Notes or the Series 2010-2 Invested Amount.

(e)  Unallocated Principal Collections.  If, after giving effect to Section 4.2(d), Principal Collections allocated to the Series 2010-2 Notes are in excess of the amount required to pay amounts due in respect of the Series 2010-2 Notes on the next succeeding Payment Date in full, then any such excess Principal Collections shall be allocated in accordance with Section 4.7(a)(i)(E) or 4.7(b)(i)(E) of the Series 2010-2 Supplement, if applicable, otherwise to the Retained Distribution Account (provided that no Series 2010-2 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group VI Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group VI Collection Account or the Master Collateral Account, as applicable.

Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately precedingsentence) shall read in its entirety as follows and shall be applicable only to the Series 2010-2 Notes:

Section 4.6                      Establishment of Accounts.

(a)           The Trustee has created an administrative sub-account within the Collection Account for the benefit of Holders of Notes from a Group VI Series of Notes (such sub-account, the “Group VI Collection Account”).  In addition, the Trustee shall create two administrative sub-accounts within the Group VI Collection Account.  One such sub-account shall be established for the benefit of the Series 2010-2 Noteholders (such sub-account, the “Series 2010-2 Collection Account”).  The second sub-account shall be established for the benefit of the Series 2010-2 Noteholders (such sub-account, the “Series 2010-2 Excess Funding Account”).  The Trustee will further divide the Series 2010-2 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2010-2 Noteholders (such sub-account, the “Series 2010-2 Cash Liquidity Account”).  Portions of funds on deposit in the Series 2010-2 Excess Funding Account may, on the Series 2010-2 Closing Date and from time to time thereafter, be designated by RCFC as either (i) the Series 2010-2 Cash Liquidity Amount or (ii) all or a portion of the Substitute Group VI Exchanged Vehicle Proceeds Amount.  These designated amounts shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the same purposes as other funds in the Series 2010-2 Excess Funding Account.

(b)           The Trustee will further divide the Series 2010-2 Collection Account by creating an additional administrative sub-account for the benefit of the Series 2010-2 Noteholders (such sub-account, the “Series 2010-2 Accrued Interest Account”).

(c)           All Collections in respect of the Group VI Collateral and allocable to the Group VI Series of Notes shall be allocated to the Group VI Collection Account.  All Collections in the Group VI Collection Account allocable to the Series 2010-2 Notes and the Series 2010-2 Available Subordinated Amount shall be allocated to the Series 2010-2 Collection Account or the Series 2010-2 Excess Funding Account as provided below; provided, however, the Trustee shall also deposit all amounts required to be deposited in the Series 2010-2 Cash Liquidity Account as provided hereinbelow and such amounts on deposit in the Series 2010-2 Cash Liquidity Account shall only be available for application as provided in Sections 4.8(c) and 4.9, and shall not be available to be withdrawn in respect of amounts otherwise to be withdrawn from the Series 2010-2 Excess Funding Account pursuant to the Base Indenture, this Supplement or any other Series Supplement.

Section 4.7                      Allocations with Respect to the Series 2010-2 Notes.  All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer.  The proceeds from the sale of the Series 2010-2 Notes (or the initial Increase, as applicable), together with any funds deposited with RCFC by DTAG in its capacity as the Retained Interestholder in connection with such issuance or Increase, will, on the Series 2010-2 Closing Date or the Series 2010-2 Funding Date, as applicable, be deposited by the Trustee into the Group VI Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 2010-2 Excess Funding Account.  On each Business Day on which Collections are deposited into the Group VI Collection Account (each such date, a “Series 2010-2 Deposit Date”), the Master

Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group VI Collection Account in accordance with the provisions of this Section 4.7.

(a)           Allocations During the Series 2010-2 Revolving Period.  During the Series 2010-2 Revolving Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-2 Deposit Date, all amounts deposited into the Group VI Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Recoveries and Lease Payment Recoveries) and from Increases:

(A)           allocate to the Series 2010-2 Collection Account an amount equal to the sum of (1) the Series 2010-2 Interest Collections received on such day and (2) any Series 2010-2 Interest Rate Cap Proceeds received by the Trustee on such day.  All such amounts allocated to the Series 2010-2 Collection Account shall be further allocated to the Series 2010-2 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2010-2 Accrued Interest Account during such Related Month exceeds the Series 2010-2 Interest Amount and any other fees and expenses of RCFC due and payable in respect of the Series 2010-2 Notes on the Payment Date next succeeding such Related Month pursuant to Section 4.8, then the amount of such excess shall be allocated to the Series 2010-2 Excess Funding Account;

(B)           allocate an amount equal to the Series 2010-2 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the “Series 2010-2 Principal Allocation”) to the extent constituting Recoveries and Lease Payment Recoveries to the Series 2010-2 Collection Account in an amount necessary, after taking into account the allocation of Interest Collections in (A) above, first, to replenish the Series 2010-2 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-2 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(a)(i), and second, to replenish the Series 2010-2 Available Subordinated Amount to the extent that the Series 2010-2 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(a)(ii) or (iii) below and not replenished pursuant to this Section 4.7(a)(i);

(C)           to the extent a Mandatory Decrease is required on the next succeeding Payment Date under Section 4A.3(a) of this Supplement, allocate to the Series 2010-2 Distribution Account for the payment of the Series 2010-2 Invested Amount, an amount equal to the lesser of (i) the sum of (A) any remaining (after making the allocations in (B) above) Principal Collections constituting the Series 2010-2 Principal Allocation on such day plus (B) any other funds on deposit in the Series 2010-2 Collection Account (excluding any Interest Collections but including proceeds from any Increase) and the Series 2010-2 Excess Funding Account in excess of the Series 2010-2 Cash Liquidity Amount, if any, and the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, and (ii) the amount, as stated in such Master Servicer’s direction, necessary for such Mandatory Decrease;

(D)           allocate to the Series 2010-2 Distribution Account the amount, as stated in such Master Servicer’s direction, of any Voluntary Decrease in the Series 2010-2 Invested Amount to be made on or after such Series 2010-2 Deposit Date (as specified in the related notice of such Voluntary Decrease) in accordance with Section 4A.3(b) of this Supplement;

(E)           allocate to the Series 2010-2 Excess Funding Account an amount equal to the sum of (1) the Series 2010-2 Principal Allocation remaining after the allocations in clauses (B), (C) and (D) above, plus (2) the proceeds from any Increase remaining after the allocations in clause (C) above; and

(F)           allocate to the Retained Distribution Account an amount equal to (x) the Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus (y) any amounts, other than Servicing Fees, that have been withheld by the Master Servicer pursuant to Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

(ii)           with respect to all Losses:

(A)           allocate an amount equal to the Series 2010-2 Invested Percentage (as of such day) of the aggregate amount of Losses on such day, first, to reduce the Series 2010-2 Available Subordinated Amount until the Series 2010-2 Available Subordinated Amount has been reduced to zero and second, allocate the remaining portion of the Series 2010-2 Invested Percentage of such Losses to making a claim under the Demand Note pursuant to Section 4.15 hereof until such claim would reduce the Demand Note to zero; and

(B)           allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Losses on such day, which amount shall reduce the Retained Interest Amount.

(iii)           with respect to all Lease Payment Losses:

(A)           allocate an amount equal to the Series 2010-2 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 2010-2 Available Subordinated Amount until the Series 2010-2 Available Subordinated Amount has been reduced to zero, and second, allocate the remaining portion of the Series 2010-2 Invested Percentage of such Lease Payment Losses to making a drawing under the Series 2010-2 Letter of Credit pursuant to Section 4.14(b) hereof (except during any Insolvency Period to the extent that such remaining Lease Payment Losses relate to unpaid Monthly Base Rent or Casualty Payments any such allocation and drawing shall be limited to the Permitted Principal Draw Amount) until such drawing would reduce the Series 2010-2 Letter of Credit Liquidity Amount to zero; and

(B)           allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

(b)           Allocations During the Series 2010-2 Controlled Amortization Period.  During the Series 2010-2 Controlled Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-2 Deposit Date, all amounts deposited into the Group VI Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Recoveries and Lease Payment Recoveries):

(A)           allocate to the Series 2010-2 Collection Account an amount determined in the manner set forth in Section 4.7(a)(i)(A) above for such day, which amount shall be deposited in the Series 2010-2 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2010-2 Excess Funding Account;

(B)           allocate to the Series 2010-2 Collection Account out of the Series 2010-2 Principal Allocation to the extent constituting Recoveries and Lease Payment Recoveries, an amount necessary first, to replenish the Series 2010-2 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-2 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above, and second, to replenish the Series 2010-2 Available Subordinated Amount to the extent that the Series 2010-2 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(b)(ii) or (iii) below or Section 4.7(a)(ii) or (iii) above and not replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above;

(C)           allocate to the Series 2010-2 Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(C) above for such day;

(D)           allocate to the Series 2010-2 Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(D) above for such day;

(E)           allocate to the Series 2010-2 Collection Account an amount equal to the remaining Series 2010-2 Principal Allocation for such day (after making the allocations in clauses (B), (C) and (D) above), which amount shall be used to make principal payments in respect of the Series 2010-2 Notes; provided, however, that if the aggregate amount of all such remaining Series 2010-2 Principal Allocations during a Related Month exceeds the Series 2010-2 Controlled Amortization Amount for the Payment Date next succeeding such Related Month, such excess shall be allocated to the Series 2010-2 Excess Funding Account; and

(F)           allocate to the Retained Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(F) above for such day;

(ii)           with respect to all Losses:

(A)           first, decrease the Series 2010-2 Available Subordinated Amount and, second, make a claim under the Demand Note in accordance with Section 4.15 hereof, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(iii)           with respect to all Lease Payment Losses:

(A)           first, decrease the Series 2010-2 Available Subordinated Amount and, second, make a drawing under the Series 2010-2 Letter of Credit in accordance with Section 4.14(b) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(c)           Allocations During the Series 2010-2 Rapid Amortization Period.  During the Series 2010-2 Rapid Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-2 Deposit Date, all amounts deposited into the Group VI Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Recoveries and Lease Payment Recoveries):

(A)           allocate to the Series 2010-2 Collection Account an amount determined in the manner set forth in Section 4.7(a)(i)(A) above for such day, plus, an amount up to $750,000 in the aggregate with respect to all Series 2010-2 Deposit Dates to be applied to the payment of legal fees and expenses, if any, and, if the Servicing Transfer Date with respect  to the Group VI Series of Notes has occurred, the amount equal to the fees due and payable to the Back-Up Servicer and/or the Back-Up Disposition Agent, as applicable, with respect to the Group VI Series of Notes, to the extent allocable to the Series 2010-2 Notes, which amount shall be deposited in the Series 2010-2 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2010-2 Excess Funding Account;

(B)           allocate to the Series 2010-2 Collection Account an amount equal to the remaining Series 2010-2 Principal Allocation for such day (to the extent necessary to cause the Series 2010-2 Invested Amount to be paid in full), which amount shall be used to make principal payments on a pro rata basis in respect of the Series 2010-2 Notes;

(C)           allocate to the Series 2010-2 Collection Account out of the remaining Series 2010-2 Principal Allocation, an amount necessary first, to replenish the Series 2010-2 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-2 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above, and second, to replenish the Series 2010-2 Available Subordinated Amount to the extent that the Series 2010-2 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses allocated thereto pursuant to Section 4.7(c)(ii) or (iii) below or Section 4.7(a)(ii) or (iii) or 4.7(b)(ii) or (iii) above and not replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above; and

(D)           allocate to the Retained Distribution Account an amount determined as set forth in Section 4.7(a)(i)(F) above for such day;

(ii)           with respect to all Losses:

(A)           first, decrease the Series 2010-2 Available Subordinated Amount and, second, make a claim under the Demand Note as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(iii)           with respect to all Lease Payment Losses:

(A)           first, decrease the Series 2010-2 Available Subordinated Amount and, second, make a claim under the Series 2010-2 Letter of Credit in accordance with Section 4.14(b) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(d)           Additional Allocations.  Notwithstanding the foregoing provisions of this Section 4.7,

(i)           provided the Series 2010-2 Rapid Amortization Period has not commenced, amounts allocated to the Series 2010-2 Excess Funding Account in excess of the Series 2010-2 Cash Liquidity Amount, if any, and the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 2010-2 Notes or other amounts pursuant to this Article 4, may, at RCFC’s option and as and to the extent permitted in the related Series Supplements, be used to pay the principal amount of other Group VI Series of Notes that are then in amortization and, after such payment, any remaining funds may, at RCFC’s option, be (A) used to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, or (B) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2010-2 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group VI Series of Notes that are in amortization and to the financing, refinancing or acquisition of Group VI Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer’s Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date.  Funds in the Retained Distribution Account shall, at the option of DTAG, be available to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group VI Collection Account, or for distribution to the Retained Interestholder (including any advances made under the Demand Note or otherwise);

(ii)           if the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to the Master Servicer in the Group VI Collection Account pursuant to the provisions of Section 4.2 on each Series 2010-2 Deposit Date;

(iii)           any amounts withheld by the Master Servicer and not deposited in the Group VI Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Group VI Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

(iv)           if there is more than one Group VI Series of Notes outstanding, then Sections 4.7(a)(i)(F), 4.7(b)(i)(F) and 4.7(c)(i)(D) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date;

(v)           RCFC may, from time to time in its discretion, but with the consent of the Master Servicer (or, if DTAG is not the Master Servicer, with the consent of the Retained Interestholder), increase the Series 2010-2 Available Subordinated Amount by (a) (i) allocating to the Series 2010-2 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer’s Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.13 of the Base Indenture or (b) (i) depositing funds into the Series 2010-2 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer’s Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2010-2 Available Subordinated Amount; provided, however, that RCFC shall have no obligation to so increase the Series 2010-2 Available Subordinated Amount at any time;

(vi)           if, on any Payment Date during the Series 2010-2 Revolving Period, a Mandatory Decrease shall be required under Section 4A.3(a) of this Supplement and the amounts allocated to the Series 2010-2 Invested Amount under Section 4.7(a)(i)(C) are less than the amount of such required Decrease, then, in such event, any funds (A) on deposit in the Group VI Collection Account that are allocable to the Retained Interest Amount or (B) on deposit in the Excess Funding Accounts for other Group VI Series of Notes issued and outstanding under the Indenture which amounts are in excess of the amounts necessary to be on deposit in each such Excess Funding Account in order that (x) no Asset Amount Deficiency shall occur, (y) no shortfall in the required level of enhancement for each such Group VI Series of Notes shall occur, including any portion of such enhancement that is required to be in liquid funds, and (z) no Amortization Event or Potential Amortization Event for any such series shall occur (such amounts as are set forth in clauses (A) and (B) of this subparagraph (vi) being referred to herein as “Excess Amounts”) shall, in each such case, be deposited into the Series 2010-2 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 4.7(a), to reduce the Series 2010-2 Invested Amount;

(vii)           if, on any Payment Date during the Series 2010-2 Controlled Amortization Period, the amount allocated under Section 4.7(b)(i)(E) is insufficient to pay the Series 2010-2 Controlled Amortization Amount with respect to such Payment Date in full, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2010-2 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used in accordance with Section 4.10(b)(ii) to pay the remaining balance of the Series 2010-2 Controlled Amortization Amount for such Payment Date;

(viii)           if, on any Payment Date during the Series 2010-2 Rapid Amortization Period, the amount allocated under Section 4.7(c)(i)(B) is insufficient to reduce the Series 2010-2 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2010-2 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used in accordance with Section 4.10(c)(ii) to reduce the Series 2010-2 Invested Amount;

(ix)           if an Insolvency Period has not commenced, amounts on deposit in the Series 2010-2 Cash Liquidity Account in excess of the Series 2010-2 Minimum Liquidity Amount on any Series 2010-2 Deposit Date may on such Series 2010-2 Deposit Date be withdrawn at the discretion of the Master Servicer from the Series 2010-2 Cash Liquidity Account and deposited into the Series 2010-2 Excess Funding Account; and

(x)           if an Insolvency Period has commenced, amounts on deposit in the Series 2010-2 Cash Liquidity Account will be available to be transferred by the Trustee to the distribution accounts for application pursuant to Sections 4.8 and 4.9 hereof, as applicable.

(e)           Allocation of Proceeds Upon Payment in Full of Group VI Obligations.  After the payment in full of the Invested Amount of all Group VI Series of Notes that have been issued by RCFC, all amounts due under the Indenture and the Related Documents with respect to each such Group VI Series of Notes and all amounts due by RCFC under any other agreements it may have with the Enhancement Providers (if any) with respect to any Group VI Series of Notes, all Collections and all proceeds received by RCFC, the Trustee or the Master Collateral Agent in respect of the Group VI Collateral allocable to this Series in accordance with the Indenture and the Master Collateral Agency Agreement shall be allocated and transferred to the Retained Distribution Account.

Section 4.8                      Monthly Payments.  All of the payments in this Section 4.8 will be made in accordance with written direction of the Master Servicer.  On each Reporting Date, as provided below, the Master Servicer shall instruct the Trustee to withdraw, and on the following Payment Date the Trustee, acting in accordance with such instructions shall withdraw the amounts required to be withdrawn from the Group VI Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2010-2 Interest Collections and Series 2010-2 Interest Rate Cap Proceeds processed since the preceding Payment Date and allocated to the holders of the Series 2010-2 Notes.

(a)           Note Interest with respect to the Series 2010-2 Notes.  On each Reporting Date, the Master Servicer shall instruct the Trustee to, and the Trustee shall, withdraw on the next succeeding Payment Date from the Series 2010-2 Accrued Interest Account (after taking into account any funds available therein from the Series 2010-2 Cash Liquidity Account, if any, the Series 2010-2 Excess Funding Account in excess of the Series 2010-2 Cash Liquidity Amount, if any, and the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, proceeds of draws on the Series 2010-2 Letter of Credit, in each case, applied as described in Section 4.9 of this Supplement, and after giving effect to the allocations, drawings and withdrawals provided for in Sections 4.8(b) and (c) below, to the extent applicable), and deposit in the Series 2010-2 Distribution Account the amount on deposit therein available for the payment of the Series 2010-2 Accrued Interest Amount, to be used to pay, in accordance with Section 5.1 of the Base Indenture, to each Series 2010-2 Noteholder the portion of the Series 2010-2 Accrued Interest Amount payable to such Noteholder for such Payment Date.

(b)           Legal Fees.  On each Payment Date during the Series 2010-2 Rapid Amortization Period, the Master Servicer shall instruct the Trustee, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, to withdraw on such date from the Series 2010-2 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $750,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer.  On such Payment Date, the Trustee shall withdraw such amount from the Series 2010-2 Accrued Interest Account and remit such amount to the Issuer.

(c)           Servicing Fee.  On each Reporting Date (or, after the commencement of the Series 2010-2 Rapid Amortization Period, on each Payment Date), the Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or if the Servicing Transfer Date shall have occurred on or prior to the related Determination Date, prior to such distributions being made (or if in addition to the foregoing the Series 2010-2 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct each of the Trustee and the Paying Agent to withdraw on the related Payment Date from the Series 2010-2 Accrued Interest Account, for payment to:

(i)             the Master Servicer, an amount equal to (a) the Series 2010-2 Monthly Servicing Fee and any Series 2010-2 Monthly Supplemental Servicing Fee accrued during the preceding Series 2010-2 Interest Period, plus (b) all accrued and unpaid Series 2010-2 Monthly Servicing Fees and any accrued and unpaid Series 2010-2 Monthly Supplemental Servicing Fees with respect to prior Series 2010-2 Interest Periods, minus (c) the amount of any Series 2010-2 Monthly Servicing Fees and Series 2010-2 Monthly Supplemental Servicing Fees withheld during the preceding Series 2010-2 Interest Period by the Master Servicer pursuant to the Base Indenture;

(ii)             the Back-Up Servicer, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Servicer under the Back-Up Servicing Agreement with respect to the Series 2010-2 Notes to and including the related Payment Date;

(iii)             the Back-Up Disposition Agent, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Disposition Agent under the Back-Up Disposition Agent Agreement with respect to the Series 2010-2 Notes to and including the related Payment Date; and

(iv)             the applicable parties, an amount equal to any Carrying Charges included in the Series 2010-2 Interest Amount and not otherwise accounted for pursuant to Section 4.8(a) or (b) or this Section 4.8(c).

On the following Payment Date (or such Payment Date, as the case may be), the Trustee shall withdraw such amount from the Series 2010-2 Accrued Interest Account and remit such amount to the Master Servicer, the Back-Up Servicer and/or the Back-Up Disposition Agent and/or such other parties, as applicable.  If an Insolvency Period shall be continuing on any Payment Date during the Series 2010-2 Rapid Amortization Period, or if such Payment Date is on or after the Series 2010-2 Final Maturity Date and, in either case, the amount on deposit in the Series 2010-2 Accrued Interest Account is insufficient to pay the amount described in the second preceding sentence owing to any successor Master Servicer, the Back-Up Servicer or the Back-Up Disposition Agent, as the case may be, the Trustee shall withdraw from funds on deposit in the Series 2010-2 Cash Liquidity Account, if any, an amount equal to the lesser of (i) the amount of such insufficiency and (ii) the amount then on deposit in the Series 2010-2 Cash Liquidity Account, if any, and shall remit such amount, as well as any amount available in the Series 2010-2 Accrued Interest Account, pro rata, to any such successor Master Servicer for payment to such successor Master Servicer, the Back-Up Servicer and/or the Back-Up Disposition Agent, as applicable.

Section 4.9                      Payment of Note Interest.

All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer.  On each Payment Date,

(a)           to the extent any Series 2010-2 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement have been made, and if and only if an Insolvency Period shall be continuing (or if such Payment Date is on or after the Series 2010-2 Final Maturity Date), the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2010-2 Cash Liquidity Account, if any, an amount equal to the lesser of (A) the amount on deposit in the Series 2010-2 Cash Liquidity Account, if any, on such Payment Date (after giving effect to any withdrawals therefrom required on such Payment Date by Section 4.18), and (B) the remaining amount of the Series 2010-2 Monthly Interest Shortfall, and deposit such amount in the Series 2010-2 Distribution Account to pay the Series 2010-2 Interest Amount to each of the Series 2010-2 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8;

(b)           to the extent any Series 2010-2 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement and, if applicable, clause (a) of this Section 4.9 have been made, the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2010-2 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2010-2 Excess Funding Account in excess of the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, on such Payment Date and the Series 2010-2 Cash Liquidity Amount, if any, on such Payment Date in an amount not to exceed the Series 2010-2 Available Subordinated Amount at such time, and (B) the remaining amount of the Series 2010-2 Monthly Interest Shortfall, and deposit such amount in the Series 2010-2 Distribution Account to pay the Series 2010-2 Interest Amount to the extent payable to each of the Series 2010-2 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent,

the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8; and

(c)           to the extent any such Series 2010-2 Monthly Interest Shortfall remains after the deposits required pursuant to clauses (a) and (b) of this Section 4.9 have been made, if amounts have been drawn on the Series 2010-2 Letter of Credit and deposited into the Series 2010-2 Collection Account pursuant to Section 4.14 of this Supplement, the Master Servicer shall instruct the Paying Agent to withdraw from the Series 2010-2 Collection Account on such Payment Date the lesser of (A) the amount on deposit in the Series 2010-2 Collection Account representing such amount drawn on the Series 2010-2 Letter of Credit and (B) the amount of the remaining Series 2010-2 Monthly Interest Shortfall, and deposit such amount in the Series 2010-2 Distribution Account to pay the Series 2010-2 Interest Amount to the extent payable to each of the Series 2010-2 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8.  On each Payment Date the Paying Agent shall, in accordance with the Master Servicer’s most recent Monthly Certificate, pay to each of the Series 2010-2 Noteholders from the Series 2010-2 Distribution Account the portion of the Series 2010-2 Interest Amount deposited in the Series 2010-2 Distribution Account for the payment of the Series 2010-2 Accrued Interest Amount pursuant to Section 4.8 of this Supplement and this Section 4.9.

Section 4.10                      Payment of Note Principal; Decreases.

All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

(a)           Commencing on the second Determination Date after the commencement of the Series 2010-2 Controlled Amortization Period, the Master Servicer shall instruct the Trustee or the Paying Agent as to the following:

(i)  the Series 2010-2 Controlled Amortization Amount for the Related Month, (ii) the amount allocated to the Series 2010-2 Notes during the Related Month pursuant to Section 4.7(b)(i)(E) of this Supplement, and (iii) the amount, if any, by which the amount in clause (i) above exceeds the amount in clause (ii) above (the amount of such excess the “Series 2010-2 Controlled Distribution Amount Deficiency”); and

(b)           Commencing on the second Payment Date after the commencement of the Series 2010-2 Controlled Amortization Period:

(i) the Trustee shall, in respect of the Series 2010-2 Notes, withdraw from the Series 2010-2 Collection Account an amount equal to the lesser of the amounts specified in clauses (i) and (ii) of Section 4.10(a) of this Supplement, and deposit such amount in the Series 2010-2 Distribution Account to be paid, pro rata, to the Series 2010-2 Noteholders on account of the Series 2010-2 Controlled Amortization Amount;

(ii) to the extent any Series 2010-2 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clause (i) of this subsection, the Trustee shall cause amounts allocated pursuant to Section 4.7(d)(vii) to be paid, pro rata, to the Series 2010-2 Noteholders on account of the Series 2010-2 Controlled Amortization Amount; provided, that any such Excess Amounts shall be applied on a pro rata basis with respect to each Group VI Series of Notes with respect to which a controlled distribution amount deficiency exists after application of the amounts specified in the corresponding sections of the related Series Supplements;

(iii) to the extent any Series 2010-2 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) and (ii) of this subsection, the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 2010-2 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2010-2 Excess Funding Account in excess of the Series 2010-2 Cash Liquidity Amount, if any, and the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts on deposit in the Series 2010-2 Excess Funding Account pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2010-2 Controlled Distribution Amount Deficiency, and deposit such amount in the Series 2010-2 Distribution Account to be paid, pro rata, to the Series 2010-2 Noteholders on account of the Series 2010-2 Controlled Amortization Amount; and

(iv) to the extent any Series 2010-2 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) through (iii) of this subsection, if amounts have been drawn on the Series 2010-2 Letter of Credit and deposited into the Series 2010-2 Collection Account pursuant to Section 4.14 of this Supplement, or amounts have been claimed under the Demand Note or drawn under the Series 2010-2 Letter of Credit in respect thereof and deposited into the Series 2010-2 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2010-2 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2010-2 Collection Account representing such draw on the Series 2010-2 Letter of Credit, or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2010-2 Controlled Distribution Amount Deficiency (if any), and deposit such amount in the Series 2010-2 Distribution Account to be paid, pro rata, to the Series 2010-2 Noteholders on account of the Series 2010-2 Controlled Amortization Amount; provided, however, that on the Series 2010-2 Expected Final Payment Date for the Series 2010-2 Notes, the Trustee shall withdraw from the Series 2010-2 Collection Account, as provided above, an amount which is no greater than the Series 2010-2 Invested Amount as of such date.

(c)           On each Payment Date to occur during the Series 2010-2 Rapid Amortization Period:

(i) the Trustee shall withdraw from the Series 2010-2 Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(B) of this Supplement and deposit such amounts in the Series 2010-2 Distribution Account to make principal payments, pro rata, to the Series 2010-2 Noteholders;

(ii) to the extent any portion of the Series 2010-2 Invested Amount remains unpaid after application of the amounts specified in clause (i) above, the Trustee shall cause amounts allocated pursuant to Section 4.7(d)(viii) to make principal payments, pro rata, to the Series 2010-2 Noteholders; provided, that any such Excess Amounts shall be applied on a pro rata basis with respect to each Group VI Series of Notes with respect to which a deficiency exists;

(iii) to the extent any portion of the Series 2010-2 Invested Amount remains unpaid after application of the amounts specified in clauses (i) and (ii), the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 2010-2 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2010-2 Excess Funding Account in excess of the Series 2010-2 Cash Liquidity Amount, if any, (or, on any date on or after the Series 2010-2 Final Maturity Date (or prior to such date but during the Series 2010-2 Rapid Amortization Period if requested by the Controlling Noteholder by written notice to the Trustee and the Issuer), the amount on deposit in the Series 2010-2 Excess Funding Account without the foregoing limitation after application of the Series 2010-2 Cash Liquidity Amount to pay the fees of any successor Master Servicer provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2010-2 Notes as provided in Section 4.9(a)) and the Substitute Group VI Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts on deposit in the Series 2010-2 Excess Funding Account pursuant to Section 4.9 of this Supplement), and (y) the unpaid portion of the Series 2010-2 Invested Amount and deposit such amount in the Series 2010-2 Distribution Account to be paid, pro rata, to the Series 2010-2 Noteholders; and

(iv) to the extent any portion of the Series 2010-2 Invested Amount still remains unpaid after application of the amounts specified in clauses (i) through (iii) above, if amounts have been drawn on the Series 2010-2 Letter of Credit and deposited into the Series 2010-2 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2010-2 Letter of Credit in respect thereof and deposited into the Series 2010-2 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2010-2 Collection Account on such Payment Date the least of (x) the amount on deposit in the Series 2010-2 Collection Account representing such draw on the Series 2010-2 Letter of Credit, or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement), (y) if during an Insolvency Period, the Permitted Principal Draw Amount on such date, and (z) the remaining unpaid portion of the Series 2010-2 Invested Amount over the amounts described in clauses (i) through (iii) above and deposit such amounts in the Series 2010-2 Distribution Account to make principal payments, pro rata, to the Series 2010-2  Noteholders; provided, however, that on the final Payment Date for the Series 2010-2 Notes, the Trustee shall withdraw from the Series 2010-2 Collection Account, as provided above, an amount up to the Series 2010-2 Invested Amount as of such date.

(d)           On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 4.10(b) or (c) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer’s most recent Monthly Certificate pay to the applicable Series 2010-2 Noteholders, pro rata, the lesser of the Series 2010-2 Invested Amount and the amount deposited in the Series 2010-2 Distribution Account for the payment of principal pursuant to Section 4.10(b) or (c), as applicable, of this Supplement.

(e)           On each date on which a Decrease is to be effected pursuant to Section 4A.3 of this Supplement, the Trustee shall withdraw from the Series 2010-2 Collection Account the amounts allocated to such Decrease pursuant to Section 4.7(a)(i)(C) or (D) or Section 4.7(b)(i)(C) or (D) of this Supplement, as applicable, and deposit such amounts in the Series 2010-2 Distribution Account to make principal payments, pro rata, to the Series 2010-2 Noteholders, and the Paying Agent shall pay to the Series 2010-2 Noteholders the amount deposited in the Series 2010-2 Distribution Account for the payment of principal pursuant to this Section 4.10(e) and Section 4A.3.

Section 4.11                      Retained Distribution Account.  On each Payment Date, the Master Servicer shall instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds in the Group VI Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

Section 4.12                      Series 2010-2 Distribution Account.

(a)           Establishment of Series 2010-2 Distribution Account.  The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders, or cause to be established and maintained, an account (the “Series 2010-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-2 Noteholders.  The Series 2010-2 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2010-2 Distribution Account.  If the Series 2010-2 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 2010-2 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2010-2 Distribution Account into the new Series 2010-2 Distribution Account.  Initially, the Series 2010-2 Distribution Account will be established with the Trustee.

(b)           Administration of the Series 2010-2 Distribution Account.  The Master Servicer shall instruct the institution maintaining the Series 2010-2 Distribution Account in writing to invest funds on deposit in the Series 2010-2 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2010-2 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date.  The Trustee shall hold, for the benefit of the Series 2010-2 Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

(c)           Earnings from Series 2010-2 Distribution Account.  Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2010-2 Distribution Account.  All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2010-2 Distribution Account shall be deemed to be on deposit and available for distribution.

(d)           Series 2010-2 Distribution Account Constitutes Additional Collateral for Series 2010-2 Notes.  In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-2 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2010-2 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2010-2 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2010-2 Distribution Account Collateral”).  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-2 Distribution Account and in all proceeds thereof.  The Series 2010-2 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2010-2 Noteholders.

Section 4.13                      The Master Servicer’s or the Back-Up Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) fails to give notice or instructions to make any payment from or deposit into the Group VI Collection Account required to be given by the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date), at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group VI Collection Account without such notice or instruction from the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments.  Pursuant to the Master Lease, the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

Section 4.14                      Lease Payment Loss Draw on Series 2010-2 Letter of Credit

(a)           So long as a Series 2010-1 Letter of Credit is in effect, at or before 4:00 p.m. (New York City time) on the Business Day immediately prior to each Payment Date, the Master Servicer shall notify the Trustee pursuant to the Master Lease of the amount of the Series 2010-2 Lease Payment Losses, such notification to be in the form of Exhibit C to this Supplement.

(b)           So long as the Series 2010-2 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 2010-2 Lease Payment Losses allocated to making a drawing under the Series 2010-2 Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c)(iii)(A), as applicable, of this Supplement, the Trustee shall, by 9:00 a.m. (New York City time) on such Payment Date, draw on the Series 2010-2 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 2010-2 Lease Payment Losses allocated to making a drawing under the Series 2010-2 Letter of Credit, and (ii) the amount available to be drawn on the Series 2010-2 Letter of Credit on such Payment Date (after giving effect to any drawing under Section 4.15 hereof), accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be deposited as soon as practicable in the Series 2010-2 Collection Account for further allocation to the Series 2010-2 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement; provided, that to the extent that on any Payment Date any proceeds of a draw on the Series 2010-2 Letter of Credit remain on deposit in the Series 2010-2 Collection Account or Series 2010-2 Distribution Account, (after giving effect to all applications thereof pursuant to Section 4.9(c) and/or Section 4.10, as applicable, on such Payment Date) the Master Servicer shall instruct the Trustee or Paying Agent to deposit such remaining proceeds into the Series 2010-2 Cash Liquidity Account.

Section 4.15                      Claim Under the Demand Note

(a)           On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Losses that have occurred during the Related Month.  In the event the aggregate amount of such Losses occurring during such Related Month exceed the aggregate amount of Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Losses in the Monthly Noteholders’ Statement, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) and 4.7(c)(ii)(A), as applicable, of this Supplement.  If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, “Demand Note Claim Amounts”), the Trustee shall transmit to the issuer of the Demand Note a demand for payment (each, a “Demand Notice”) under the Demand Note in the amount of the lesser of (x) the outstanding amount of such

Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2010-2 Collection Account in the specified amount.

(b)           If on any Payment Date on which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2010-2 Collection Account the amount specified in such Demand Notice, on or prior to 10:00 a.m. (New York City time) on such Payment Date, (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, or (z) a payment made by the issuer of the Demand Note under the Demand Note pursuant to Section 4.15(a) above has been avoided and recovered pursuant to Sections 547 and 550 of the Bankruptcy Code on or before such Payment Date, then, so long as the Series 2010-2 Letter of Credit shall not have been terminated, the Trustee shall, by 1:00 p.m. (New York City time) on the same Business Day, draw on the Series 2010-2 Letter of Credit by presenting a draft in an amount equal to the lesser of (1) (i) that portion of the amount demanded under the Demand Note as specified in Section 4.15(a) above that has not been deposited into the Series 2010-2 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above, (ii) the amount of the stayed demand for payment, in the case of clause (y) above, or (iii) the amount avoided and recovered, in the case of clause (z) above, and (2) the Series 2010-2 Letter of Credit Amount, in each case accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be deposited in the Series 2010-2 Collection Account for application pursuant to Section 4.10(b) or (c) of this Supplement, as applicable.

(c)           Demand Note Constitutes Additional Collateral for Series 2010-2 Notes.  In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-2 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of RCFC’s right, title and interest in and to the Demand Note and all proceeds thereof.  The Trustee shall possess all right, title and interest in the Demand Note, all rights to make claims thereunder and all payments thereon and all proceeds thereof.

Section 4.16                      Series 2010-2 Letter of Credit Termination Demand.

(a)           If prior to the date that is 30 days prior to a then scheduled Series 2010-2 Letter of Credit Expiration Date, if any,

(i)           the related Series 2010-2 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 2010-2 Letter of Credit Provider with respect to such Series 2010-2 Letter of Credit, and

(ii)           the payments to be made by the Lessees under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2010-2 Cash Collateral Account with cash in the amount of the Series 2010-2 Letter of Credit Liquidity Amount or the funding of the Series 2010-2 Cash Liquidity Account in an amount sufficient to meet the conditions set forth in Section 5.1(b), (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the prior written consent of the Controlling Noteholder, a Surety Bond or other similar arrangement; provided, however, that any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by the Controlling Noteholder;

then the Master Servicer shall notify the Trustee in writing pursuant to the Master Lease no later than one Business Day prior to the Series 2010-2 Letter of Credit Expiration Date of (x) the Series 2010-2 Invested Amount on such date, and (y) the amount available to be drawn on the Series 2010-2 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) of this Section 4.16(a) on the Series 2010-2 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account established pursuant to Section 4.17 below (the “Series 2010-2 Cash Collateral Account”).

(b)           The Master Servicer shall notify the Trustee in writing pursuant to the Master Lease within one Business Day of becoming aware that the short-term debt credit rating of any Series 2010-2 Letter of Credit Provider has fallen below “P-1” in the case of Moody’s or “A-1” in the case of Standard & Poor’s.  At such time the Master Servicer shall also notify the Trustee of (i) the Series 2010-2 Invested Amount on such date, and (ii) the Series 2010-2 Letter of Credit Liquidity Amount on such date.  Upon the 30th Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on any Business Day, unless the Master Servicer shall have obtained a new letter of credit, substantially in a form approved by the Controlling Noteholder and provided by an entity with short-term debt credit ratings of at least “P-1” by Moody’s and “A-1” by Standard & Poor’s, or the Master Servicer shall have otherwise arranged for substitute enhancement in accordance with Section 4.16(a)(ii), the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 2010-2 Letter of Credit in an amount equal to the lesser of the Series 2010-2 Invested Amount on such Business Day and the amount available to be drawn on the Series 2010-2 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2010-2 Cash Collateral Account.  The Master Servicer shall notify the Trustee on such 30th Business Day if either (i) the Series 2010-2 Invested Amount on such date or (ii) the Series 2010-2 Letter of Credit Liquidity Amount on such date is different than the amounts previously reported.

Section 4.17                      The Series 2010-2 Cash Collateral Account.

(a)           Upon receipt of notice of a draw on a Series 2010-2 Letter of Credit pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders, or cause to be established and maintained, the Series 2010-2 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2010-2 Noteholders.  The Series 2010-2 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2010-2 Cash Collateral Account.  If the Series 2010-2 Cash Collateral Account is not maintained in accordance with the prior sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Master Servicer shall establish a new Series 2010-2 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer into the new Series 2010-2 Cash Collateral Account all cash and investments from the non-qualifying Series 2010-2 Cash Collateral Account.  When established, the Series 2010-2 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the related Series 2010-2 Letter of Credit.  Accordingly, following its creation, each reference in this Series Supplement to a draw on the Series 2010-2 Letter of Credit shall refer to withdrawals from the Series 2010-2 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2010-2 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2010-2 Letter of Credit.  Without limiting the generality of the foregoing, upon funding of the Series 2010-2 Cash Collateral Account, the Trustee shall, at all times when the Trustee is otherwise required to make a draw under the Series 2010-2 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement, make a withdrawal from the Series 2010-2 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2010-2 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement.  The Trustee shall provide written notice to DTAG of any withdrawal from the Series 2010-2 Cash Collateral Account pursuant to Section 4.14 or 4.15 of this Supplement.

(b)           In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-2 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2010-2 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2010-2 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-2 Cash Collateral Account and in all proceeds thereof.  The Series 2010-2 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2010-2 Noteholders and the applicable Series 2010-2 Letter of Credit Provider, as their interests appear herein, which interest in the case of the applicable Series 2010-2 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of Series 2010-2 Notes as provided herein.

(c)           Funds on deposit in the Series 2010-2 Cash Collateral Account shall, at the written direction of the Master Servicer, be invested by the Trustee in Permitted Investments.  Funds on deposit in the Series 2010-2 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 2010-2 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date.  The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment.  The Trustee shall maintain for the benefit of the Series 2010-2 Noteholders and the applicable Series 2010-2 Letter of Credit Provider as their interests appear herein, which interest in the case of the applicable Series 2010-2 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of the Series 2010-2 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity.  On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2010-2 Cash Collateral Account shall be paid to the applicable Series 2010-2 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2010-2 Letter of Credit.  Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2010-2 Cash Collateral Account.  For purposes of determining the availability of funds or the balances in the Series 2010-2 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

(d)           Series 2010-2 Cash Collateral Account Surplus.  If the Series 2010-2 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2010-2 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 2010-2 Cash Collateral Account an amount equal to the Series 2010-2 Cash Collateral Account Surplus and shall pay from such amount to the applicable Series 2010-2 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 2010-2 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2010-2 Collection Account.

(e)           Termination of Series 2010-2 Cash Collateral Account.  Upon the termination of this Indenture pursuant to Section 10.1 of the Base Indenture, the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 2010-2 Noteholders and payable from the Series 2010-2 Cash Collateral Account as provided herein, shall withdraw from the Series 2010-2 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the applicable Series 2010-2 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2010-2 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2010-2 Collection Account.

Section 4.18                      Application of Series 2010-2 Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2010-2 Letter of Credit.

(a)           Application of Series 2010-2 Cash Liquidity Amount.  Notwithstanding anything to the contrary contained herein or in any other Related Document, funds in an amount not less than the Series 2010-2 Cash Liquidity Amount shall at all times, except as specified in this Section 4.18, be retained in the Series 2010-2 Cash Liquidity Account; provided, however, that upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof) with respect to DTAG or any Lessee and during the continuance of the related Insolvency Period (or on any date on or after the Series 2010-2 Final Maturity Date (or any date during the Series 2010-2 Rapid Amortization Period if requested by the Controlling Noteholder by written notice to the Trustee and the Issuer)), funds that have been retained in the Series 2010-2 Cash Liquidity Account pursuant to this Section 4.18(a) may be used as provided in this Section 4.18 to pay the following amounts in the following order of priority:  the fees of any successor Master Servicer, or the Back-Up Servicer and Back-Up Disposition Agent, as the case may be, and any other amounts payable under and as provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2010-2 Notes as provided in Section 4.9(a), in each case then due and payable, pursuant to the Base Indenture as supplemented by this Supplement, in respect of the Series 2010-2 Notes; provided, further that, on any date on or after the Series 2010-2 Final Maturity Date (or any date during the Series 2010-2 Rapid Amortization Period if requested by the Controlling Noteholder by written notice to the Trustee and the Issuer), funds that have been retained in the Series 2010-2 Cash Liquidity Account pursuant to this Section 4.18(a) may also be used to pay the Series 2010-2 Invested Amount after payment of the foregoing amounts as set forth in Section 4.10(c)(iii).

(b)           Allocation of Certain Amounts to Series 2010-2 Cash Liquidity Account.  Notwithstanding anything to the contrary set forth in this Supplement, for the period beginning on the date of the occurrence with respect to DTAG or any Lessee of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof) and ending on the earlier of (x) the date that is nine months after the occurrence of such an Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof) and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted (any such period, an “Insolvency Period”), all Disposition Proceeds and Incentive Payments received by RCFC or the Trustee (including by deposit into the Series 2010-2 Collection Account) during the Insolvency Period, in an aggregate amount equal to the Insolvency Event Reallocated Amount, shall be deposited into the Series 2010-2 Cash Liquidity Account and shall be allocated and distributed solely as amounts on deposit in the Series 2010-2 Cash Liquidity Account are allocated pursuant to this Supplement.  Upon the expiration of such Insolvency Period, Disposition Proceeds and Incentive Payments shall be allocated and distributed in accordance with this Article 4 (exclusive of this Section 4.18(b)).

(c)           Calculation of Permitted Principal Draw Amount and Accumulated Principal Draw Amount.  Upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG or any Lessee, the Master Servicer shall calculate the Permitted Principal Draw Amount as of the date of the occurrence of such Event of Bankruptcy, and thereafter, on each Business Day, and following each draw under the Series 2010-2 Letter of Credit, until the termination of the related Insolvency Period, the Master Servicer shall calculate the Permitted Principal Draw Amount then in effect, and shall inform the Trustee of such amount.  Following each draw on the Series 2010-2 Letter of Credit during any Insolvency Period, the Master Servicer shall calculate the Accumulated Principal Draw Amount after giving effect to such draw, and shall promptly inform the Trustee of such amount.

(d)           Funding of Cash Liquidity Account.  If at any time the Trustee shall determine that an Insolvency Period Commencement Date shall have occurred with respect to DTAG or any Lessee, the Trustee shall deposit into the Series 2010-2 Cash Liquidity Account any Collections that are required to be deposited therein pursuant to Article 4 of this Supplement, and shall at all times when required by this Supplement make withdrawals from the Series 2010-2 Cash Liquidity Account in the amounts and at times required under Article 4 of this Supplement.

Section 4.19                      Series 2010-2 Interest Rate Caps.

(a)           RCFC shall acquire one or more interest rate caps (each a “Series 2010-2 Interest Rate Cap”) from one or more Qualified Interest Rate Cap Counterparties.  At the time of the acquisition of the initial Series 2010-2 Interest Rate Caps, the aggregate notional amount of all Series 2010-2 Interest Rate Caps shall equal the Series 2010-2 Maximum Invested Amount as of the date hereof, and the aggregate notional amount of all Series 2010-2 Interest Rate Caps may be reduced from time to time in accordance with the notional amount schedule attached to the confirmation to the initial Series 2010-2 Interest Rate Cap or as otherwise agreed between the Controlling Noteholder and RCFC.  Unless otherwise agreed to by the Controlling Noteholder,  RCFC shall acquire one or more additional Series 2010-2 Interest Rate Caps in connection with any increase of the Series 2010-2 Maximum Invested Amount such that the aggregate notional amount of all Series 2010-2 Interest Rate Caps shall be an amount equal to the sum of (i) the aggregate notional amount of all Series 2010-2 Interest Rate Caps immediately prior to such increase and (ii) the amount of such increase.  The strike rate of each Series 2010-2 Interest Rate Cap shall not be greater than 5.0%. Each Series 2010-2 Interest Rate Cap shall have a term of at least until the Series 2010-2 Expected Final Payment Date.

(b)           If, at any time, a Series 2010-2 Interest Rate Cap Counterparty is not a Qualified Interest Rate Cap Counterparty, then such Series 2010-2 Interest Rate Cap Counterparty will be required, pursuant to the terms of the Series 2010-2 Interest Rate Cap, at the Series 2010-2 Interest Rate Cap Counterparty’s expense, to either (i) obtain a guarantee, letter of credit or provide other credit support to support its obligations under such Series 2010-2 Interest Rate Cap, in each case, acceptable to RCFC and the Controlling Noteholder or (ii) to post and maintain, in a segregated account, collateral pursuant to a credit support annex entered into in connection with the Series 2010-2 Interest Rate Cap (the “Credit Support Annex”).  If a Series 2010-2 Interest Rate Cap Counterparty fails so to (i) obtain a guarantee, letter of credit or provide other credit support to support its obligations under such Series 2010-2 Interest Rate Cap, in each case, acceptable to RCFC and the Controlling Noteholder or (ii) post and maintain collateral required to be posted by it pursuant to the applicable Credit Support Annex (taking into account any grace period specified therein), RCFC will promptly terminate such Series 2010-2 Interest Rate Cap (subject to the immediately succeeding proviso) and will obtain a replacement Series 2010-2 Interest Rate Cap on terms that are substantially the same as the terms of the terminated Series 2010-2 Interest Rate Cap (or such other terms as are reasonably satisfactory to the Controlling Noteholder) using the proceeds from (x) termination amounts paid to it by such

Series 2010-2 Interest Rate Cap Counterparty and/or (y) realization upon collateral otherwise posted by the Series 2010-2 Interest Rate Cap Counterparty under the Credit Support Annex or, if such proceeds are insufficient, at its own expense with respect to such deficiency (with any such amounts being considered Carrying Charges and paid solely from Series 2010-2 Interest Collections); provided that RCFC shall not terminate a Series 2010-2 Interest Rate Cap until RCFC has entered into (or will simultaneously with such termination enter into) a replacement Series 2010-2 Interest Rate Cap.

(c)           Any collateral posted by a Series 2010-2 Interest Rate Cap Counterparty pursuant to the related Credit Support Annex shall be deposited into a single, segregated trust account established by the Trustee for the purpose of holding such collateral. The only permitted withdrawal from or application of collateral on deposit in, or otherwise to the credit of, any such account shall be (i) if such collateral is in the form of cash, investment of such collateral in permitted investments in accordance with the terms of the related Credit Support Annex, (ii) for application to obligations of such Series 2010-2 Interest Rate Cap Counterparty to RCFC under the related Series 2010-2 Interest Rate Cap if such Series 2010-2 Interest Rate Cap becomes subject to early termination in accordance with the terms of the Credit Support Annex (any funds or investments so withdrawn being further applied as Series 2010-2 Interest Rate Cap Proceeds) or (iii) to return of such collateral (including, if applicable, interest thereon) to such Series 2010-2 Interest Rate Cap Counterparty when and as required by such Credit Support Annex.

(d)           RCFC shall require all Series 2010-2 Interest Rate Cap Proceeds to be paid to, and the Trustee shall allocate all Series 2010-2 Interest Rate Cap Proceeds to, the Series 2010-2 Accrued Interest Account of the Series 2010-2 Collection Account.

Section 4.20                      Exchange of Vehicles.  On any date on which RCFC determines to dispose of a Group VI Vehicle to the Qualified Intermediary as a Group VI Exchanged Vehicle, RCFC shall either:

(i)           designate and direct the Trustee to transfer amounts in respect of the Substitute Group VI Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of the Group VI Exchanged Vehicle to the Group VI Collection Account and treat such amounts as Disposition Proceeds of such Group VI Exchanged Vehicle;

(ii)           designate on such date an increase in Exchange Agreement Group VI Rights Value equal to the Exchange Proceeds of such Group VI Exchanged Vehicle and to the extent such increase in Exchange Agreement Group VI Rights Value is more or less than the Net Book Value of such Group VI Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder; or

(iii)           substitute one or more Group VI Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of the Group VI Exchanged Vehicle to substitute for such Group VI Exchanged Vehicle as Group VI Collateral and Group VI Vehicles for purposes of the Related Documents and to the extent such Exchange Proceeds are more or less than the Net Book Value of such Group VI Exchanged Vehicles, treat the difference as a Recovery or a Loss, as applicable, hereunder.

RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group VI Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

Section 4.21                      Deficiencies in Payments.  Notwithstanding anything in this Supplement or the Base Indenture to the contrary, (i) any deficiency in payment to the Series 2010-2 Noteholders of the full Series 2010-2 Invested Amount of the Series 2010-2 Notes and any accrued and unpaid interest thereon shall remain due and shall be payable on the Series 2010-2 Final Maturity Date and thereafter to the Series 2010-2 Noteholders to the extent of recoveries, proceeds and other assets of RCFC allocable at any such time to the Series 2010-2 Notes, and (ii) any such deficiency in such full Series 2010-2 Invested Amount and accrued unpaid interest thereon shall be paid before any distribution in such period of any amounts in respect of the Retained Interest.  The Series 2010-2 Invested Amount shall be due and payable in full on the Series 2010-2 Final Maturity Date.

Section 4.22                      Appointment of Trustee to Hold Letter of Credit

.  The Trustee agrees to hold any Series 2010-2 Letter of Credit and to make draws thereon pursuant to the terms of such Series 2010-2 Letter of Credit and this Supplement.  The Trustee shall promptly follow the instructions of the Master Servicer to make a claim under the Series 2010-2 Letter of Credit or withdrawal from the Series 2010-2 Cash Collateral Account.

ARTICLE 5.
AMORTIZATION EVENTS

Section 5.1                      Series 2010-2 Amortization Events

.  In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture and as modified as set forth below, the following shall be Amortization Events with respect to the Series 2010-2 Notes (without notice or other action on the part of the Trustee or any Series 2010-2 Noteholders):

(a)              a Series 2010-2 Enhancement Deficiency shall occur and continue for at least five (5) Business Days after any Determination Date after the Master Servicer obtains actual knowledge thereof;

(b)              the Series 2010-2 Letter of Credit, if any, shall not be in full force and effect and no substitute credit enhancement acceptable to the Series 2010-2 Required Noteholders or otherwise complying with Section 4.16(a)(ii) shall have been obtained, within two (2) Business Days (other than where the Series 2010-2 Letter of Credit has expired in accordance with its terms) of such event, unless (i) (x) the inclusion of the Series 2010-2 Letter of Credit Amount in the Series 2010-2 Enhancement Amount is not necessary for the Series 2010-2 Enhancement Amount to equal or exceed the Series 2010-2 Minimum Enhancement Amount and (y) the inclusion of the Series 2010-2 Letter of Credit Liquidity Amount in the Series 2010-2 Liquidity Amount is not necessary for the Series 2010-2 Liquidity Amount to equal or exceed the Series 2010-2 Minimum Liquidity Amount, or (ii) the Series 2010-2 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(c)              (i)  if all or a portion of the Series 2010-2 Cash Liquidity Amount is in the Series 2010-2 Excess Funding Account, the Series 2010-2 Excess Funding Account shall be subject to an injunction, estoppel or other stay or a lien (other than the lien of the Trustee under the Indenture) or (ii) from and after the funding of the Series 2010-2 Cash Collateral Account pursuant to Section 4.16 or 4.17 of this Supplement, the Series 2010-2 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

(d)              an Event of Bankruptcy shall have occurred with respect to any Series 2010-2 Letter of Credit Provider or any Series 2010-2 Letter of Credit Provider repudiates its related Series 2010-2 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof and no substitute credit enhancement acceptable to the Series 2010-2 Required Noteholders or otherwise complying with Section 4.16(a)(ii) shall have been obtained within two (2) Business Days of such event, unless (i) (x) the inclusion of the Series 2010-2 Letter of Credit Amount in the Series 2010-2 Enhancement Amount is not necessary for the Series 2010-2 Enhancement Amount to equal or exceed the Series 2010-2 Minimum Enhancement Amount and (y) the inclusion of the Series 2010-2 Letter of Credit Liquidity Amount in the Series 2010-2 Liquidity Amount is not necessary for the Series 2010-2 Liquidity Amount to equal or exceed the Series 2010-2 Minimum Liquidity Amount, or (ii) the Series 2010-2 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(e)              except to the extent permitted under the Indenture or any Related Document, any Related Document or any portion thereof shall not be in full force and effect, or enforceable, in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), or DTG Operations (including in its capacity as a Servicer) or any successor to DTG Operations in its capacity as Servicer shall so assert in writing;

(f)              a Lease Event of Default shall have occurred and be continuing under the Master Lease;

(g)              the Series 2010-2 Minimum Liquidity Amount shall exceed the Series 2010-2 Liquidity Amount for a period of five (5) Business Days;

(h)              an Asset Amount Deficiency shall have occurred and be continuing for a period of five (5) Business Days after the Master Servicer obtains actual knowledge thereof;

(i)              RCFC shall fail to acquire or maintain in force Series 2010-2 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 4.19 of this Supplement other than as a result of a termination of a Series 2010-2 Interest Rate Cap if (x) the related Series 2010-2 Interest Rate Cap Counterparty and/or its Affiliates are the sole Series 2010-2 Noteholders and (y) such Series 2010-2 Interest Rate Cap Counterparty has failed to pay any termination payment due and payable by such Series 2010-2 Interest Rate Cap Counterparty in accordance with the terms of such Series 2010-2 Interest Rate Cap;

(j)              a Change in Control (other than pursuant to a Permitted Change in Control Transaction) or an Issuer Change in Control shall have occurred;

(k)              (i) the Issuer defaults in the payment of any interest on the Series 2010-2 Notes, or other amount included in the Series 2010-2 Accrued Interest Amount (including, without limitation, amounts payable pursuant to the Series 2010-2 Note Purchase Agreement) when the same becomes due and payable, or (ii) the Issuer fails to pay the applicable Series 2010-2 Controlled Amortization Amount on any Payment Date during the Series 2010-2 Controlled Amortization Period (excluding, for the avoidance of doubt, the payment described in clause (s) below), and in each case of clause (i) or (ii), such default continues for a period of three (3) Business Days;

(l)              the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Group VI Collateral or any other material Collateral pledged to secure the Series 2010-2 Notes or DTAG, DTG Operations, RCFC or any their Affiliates so asserts in writing;

(m)              the occurrence of a Servicer Default; provided, that if a Servicer Default occurs under clauses (i) or (iv) of the definition of “Servicer Default,” such Servicer Default shall not constitute an Amortization Event unless and until the Trustee takes any action to terminate the Servicers;

(n)              the occurrence and continuance of a Servicer Event of Default;

(o)              RCFC fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2010-2 Notes, the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement and the failure to so comply materially and adversely affects the interests of the Series 2010-2 Noteholders and continues to materially and adversely affect the interests of the Series 2010-2 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which RCFC obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RCFC by the Trustee;

(p)              any representation made by RCFC in the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement is false in any material respect (or to the extent such representation is qualified by materiality, is false) and such false representation materially and adversely affects the interests of the Series 2010-2 Noteholders and the circumstance or condition giving rise to such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to RCFC by the Trustee;

(q)              RCFC fails to comply with any of its other agreements or covenants in Article 6 hereof and, in the case of Sections 6.1 and 6.2, such failure continues for two (2) Business Days after the Master Servicer obtains actual knowledge thereof;

(r)              the Master Servicer fails to deliver a Third-Party Market Value Report pursuant to Section 8.7(a) on a Third-Party Market Value Reporting Date (i) for two consecutive Third-Party Market Value Reporting Dates and such failure is continuing for five (5) Business Days following the second such Third-Party Market Value Reporting Date or (ii) three or more times during the term of this Supplement and such failure is continuing for five (5) Business Days following the third such Third-Party Market Value Reporting Date;

(s)              all principal of and interest on the Series 2010-2 Notes is not paid in full on or before the Series 2010-2 Expected Final Payment Date;

(t)              an Amortization Event with respect to any other Group VI Series of Notes shall have occurred;

(u)              the Issuer shall fail to notify the Trustee of the occurrence of any of the events described in clauses (a) through (t) above (after any applicable grace period) within two (2) Business Days after obtaining actual knowledge thereof; or

(v)              except to the extent the Controlling Noteholder may otherwise agree, or shall fail to comply with Section 8.10 hereof, the Issuer shall fail to agree upon financial covenant(s) of the Permitted Change in Control Counterparty that shall constitute “Permitted Change in Control Counterparty Financial Covenants” and amend such definition to incorporate such financial covenant(s) pursuant to Sections 8.10 and 8.5(b)(iii) prior to the ninety-first (91st) day following a Permitted Change in Control Transaction.

In the case of any of the events described in clause (a) or (f) (with respect solely to the occurrence of Lease Events of Default described in Sections 17.1.1(i), 17.1.2, and 17.1.5 of the Master Lease), an Amortization Event shall be deemed to have occurred with respect to the Series 2010-2 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee or the Series 2010-2 Noteholders.  In the case of any event described in clauses (b), (c), (d), (e), (f) (with respect to the occurrence of Lease Events of Default not described in the immediately preceding sentence), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u) and (v) above, an Amortization Event shall be deemed to have occurred with respect to the Series 2010-2 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to RCFC, or the Series 2010-2 Required Noteholders, by written notice to RCFC, the Trustee and the Series 2010-2 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

Section 5.2                      Waiver of Past Events.  Subject to Section 11.2 of the Base Indenture, Series 2010-2 Noteholders holding 100% of the Series 2010-2 Invested Amount, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event; provided, however, that notwithstanding the foregoing, Series 2010-2 Noteholders holding 66 2/3% of the Series 2010-2 Invested Amount, by written notice to the Trustee may waive an Amortization Event described in clause (i), (o) or (p) of Section 5.1 of this Supplement, or a Potential Amortization Event relating thereto, (other than, in the case of clause (o), with respect to any agreement, covenant or provision in the Series 2010-2 Notes, the Indenture, this Supplement or any other Related Document the amendment or modification of which requires the consent of a greater percentage of Noteholders or which otherwise prohibits RCFC from taking action without the consent of such greater percentage, in which case such Amortization Event may be waived by such percentage of Series 2010-2 Noteholders).

Section 5.3                      Rights of the Trustee upon Amortization Event or Certain Events of Default.

Section 8.2(c) of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-2 Notes and this Supplement and any other Group VI Series of Notes, the first sentence of Section 8.2(c) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing with respect to a Group, the Trustee may, and at the written direction of the Required Beneficiaries of the related Group (in the case of a Liquidation Event of Default) or at the written direction of the Required Noteholders with respect to the affected Series of Notes of such Group (in the case of a Limited Liquidation Event of Default) shall, direct RCFC and/or the Master Collateral Agent to exercise (and RCFC agrees to exercise) all its rights, remedies, powers, privileges and claims with respect to the Collateral and Master Collateral.”

Section 5.4                      Servicer Defaults.

Upon the occurrence of a Servicer Default, the Trustee, with respect to a Servicer Default described in clauses (ii) or (iii) of the definition of Servicer Default, shall and, with respect to a Servicer Default described in clauses (i) or (iv) of the definition of Servicer Default, upon the direction of the Required Beneficiaries, shall, in each case (i) provide to the Back-Up Servicer the notice required under the Back-Up Servicing Agreement to direct the Back-Up Servicer to commence the Back-up Servicing Obligations (as defined in the Back-Up Servicing Agreement), (ii) provide the Back-Up Disposition Agent the notice required under the Back-Up Disposition Agent Agreement to direct the Back-Up Disposition Agent to commence the duties set out in Exhibit A under the heading “Duties after the Action Notice Effective Date” with respect to the Master Lease and related Vehicles leased thereunder, and (iii) take any other actions necessary to transfer the servicing obligations of the Master Servicer and each Servicer, in each case with respect to the duties and obligations of the Master Servicer and Servicers with respect to the Group VI Series of Notes expressly required to be assumed by the Back-Up Disposition Agent and Back-Up Servicer pursuant to such agreements.

ARTICLE 6.
COVENANTS

Section 6.1                      Series 2010-2 Minimum Subordinated Amount.  RCFC shall maintain the Series 2010-2 Available Subordinated Amount in an amount greater than or equal to the Series 2010-2 Minimum Subordinated Amount.

Section 6.2                      Series 2010-2 Minimum Liquidity Amount.  RCFC shall keep the Series 2010-2 Cash Liquidity Amount on deposit in the Series 2010-2 Cash Liquidity Account in an amount equal to the Series 2010-2 Minimum Liquidity Amount until such time as a Series 2010-2 Letter of Credit is in effect.  If any Series 2010-2 Letter of Credit is in effect after the Series 2010-2 Closing Date, RCFC shall maintain the Series 2010-2 Letter of Credit Amount (or such other substitute credit enhancement acceptable to the Controlling Noteholder and otherwise complying with Section 4.16(a)(ii)) in an amount greater than or equal to the Series 2010-2 Minimum Letter of Credit Amount.

Section 6.3                      Financed Vehicles.  RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the Holders of 100% of each outstanding Group VI Series of Notes and each Enhancement Provider with respect to each outstanding Group VI Series of Notes.

Section 6.4                      Other Series.  RCFC shall not issue any Series of Notes, other than the Series 2010-2 Notes, as a Group VI Series of Notes without the prior written consent of the Series 2010-2 Required Noteholders or as otherwise provided under the Series 2010-2 Note Purchase Agreement.  In addition to the requirements in the Base Indenture, the issuance of any such Series of Notes shall also require the delivery of an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, dated the applicable Closing Date of such Series of Notes, substantially to the effect that the issuance of such Series will not adversely affect the Federal income tax characterization of Increases under the Series 2010-2 Notes made on or after such applicable Closing Date.

ARTICLE 7.
SERIES 2010-2 NOTES

Section 7.1                      Form of Series 2010-2 Notes.

Series 2010-2 Notes will be issued in fully registered form, substantially in the form set forth in Exhibit A to this Supplement, with such legends as may be applicable thereto as set forth in such Exhibit A, and will be sold initially to and registered in the name of the Initial Note Purchaser as an institutional accredited investor within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter may be transferred solely to RCFC or to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act, and shall be duly executed by the Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  The Series 2010-2 Notes are not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in compliance with the terms of the Base Indenture, this Supplement, the Series 2010-2 Note Purchase Agreement and the provisions of the Series 2010-2 Notes; provided, that transfer restrictions, transferee representations, legends and related provisions contained in the Base Indenture relevant to transfers of Notes after initial issuance thereof that are inconsistent with the provisions of this Supplement, the Series 2010-2 Note Purchase Agreement or the Series 2010-2 Notes shall be inapplicable in respect of the Series 2010-2 Notes.  The Series 2010-2 Notes shall bear a face amount equal in the aggregate to the Series 2010-2 Maximum Invested Amount, and shall be initially issued in a principal amount equal in the aggregate to the Series 2010-2 Initial Invested Amount.  The Trustee shall, or shall cause the Note Registrar to, record in the Note Register any Increases or Decreases with respect to the Series 2010-2 Invested Amount represented by each Series 2010-2 Note such that the principal amount of the Series 2010-2 Notes Outstanding accurately reflects all such Increases and Decreases.  The Series 2010-2 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

ARTICLE 8.
GENERAL

Section 8.1                      Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A:	Form of Series 2010-2 Note
Exhibit B:	Form of Demand Note
Exhibit C:	Form of Notice of Series 2010-2 Lease Payment Losses
Exhibit D:	Form of Monthly Noteholders’ Statement

Section 8.2                      Ratification of Base Indenture.  As supplemented by this Supplement and except as specified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

Section 8.3                      Counterparts.  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 8.4                      Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 8.5                      Amendments.

(a)           This Supplement may be modified, amended or the terms hereof waived from time to time in accordance with the amendment procedures set forth in Article 11 of the Base Indenture (except as otherwise provided under Section 5.2 hereof); provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement or waiver of any of the terms of this Supplement, such requirement shall be satisfied if such amendment, modification or waiver is consented to by the Series 2010-2 Required Noteholders.

(b)           Notwithstanding anything to the contrary in the Base Indenture or this Supplement, (i) this Supplement may be amended or modified from time to time, solely with the consent of the Controlling Noteholder, RCFC, DTAG and the Trustee to amend the following definitions:  “Maximum Manufacturer Percentage” (and any schedules to the Indenture setting forth such percentage), “Maximum Used Vehicle Percentage,” “Measurement Month,” “Measurement Month Average” and “Market Value Adjustment Percentage” and to make changes related to such amendments, (ii) this Supplement may be amended to provide for and accommodate financing Group VI Vehicles and other Collateral or Master Lease Collateral that may be the subject of a like-kind exchange program without the consent of any Person other than the Controlling Noteholder and (iii) this Supplement may be amended, solely with the consent of the Controlling Noteholder and RCFC (with notice to the Trustee), upon or after a Permitted Change in Control Transaction to insert any financial covenant(s) that will thereafter constitute a “Permitted Change in Control Counterparty Financial Covenant” hereunder.

(c)           Section 11.2 of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-2 Notes and this Supplement and any other Group VI Series of Notes, Section 11.2(ii) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“(ii)           any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the Principal Amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by RCFC of any of its rights or obligations hereunder will require the consent of each Noteholder; (c) release RCFC of any obligation hereunder will require the consent of each Noteholder; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder will require the consent of such Noteholder; (e) release any Collateral other than in accordance with the terms hereof and of the Related Documents will require the consent of each affected Noteholder; or (f) amend or otherwise modify any Amortization Event will require the consent of each affected Noteholder.”

Section 8.6                      Monthly Noteholders’ Statement.

For purposes of the Series 2010-2 Notes, Section 5.4 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

Section 5.4                      Monthly Noteholders’ Statement.  The Master Servicer shall, with cooperation of the Trustee, prepare a monthly statement substantially in the form of Exhibit D of the Series Supplement for the Series 2010-2 Notes (each, a “Monthly Noteholders’ Statement”).  The Master Servicer shall deliver to the Trustee and the Series 2010-2 Interest Rate Cap Counterparty each such Monthly Noteholders’ Statement with respect to the Series 2010-2 Notes on or before the fourth Business Day before each Payment Date (unless otherwise agreed to by the Trustee), in a Microsoft Excel electronic file (or similar electronic file), setting forth, inter alia, the following information (which, in the case of clauses (iv), (v) and (vi) below, shall be expressed as a dollar amount per $1,000 of the original Principal Amount of the Series 2010-2 Notes and, in the case of clause (ix) shall be stated on an aggregate basis and on the basis of a dollar amount per $1,000 of the original Principal Amount of the Series 2010-2 Notes):

(i)
the aggregate amount of Series 2010-2 Interest Collections processed since the prior Payment Date, the aggregate amount of Principal Collections processed during the Related Month and the aggregate amount of Collections processed during such periods;

(ii)	the Series 2010-2 Accrued Interest Amount, the Series 2010-2 Interest Amount and the Series 2010-2 Interest Rate Cap Proceeds for the next Payment Date;

(iii)	the Series 2010-2 Invested Percentage with respect to Series 2010-2 Interest Collections and Principal Collections for the Series 2010-2 Notes on the last day of the Related Month;

(iv)	the total amount to be distributed to Noteholders of Series 2010-2 Notes on the next succeeding Payment Date;

(v)	the amount of the distribution allocable to principal on the Series 2010-2 Notes on the next Payment Date;

(vi)	the amount of the distribution allocable to interest on the Series 2010-2 Notes on the next Payment Date;

(vii)	the amount of any drawing under any Enhancement, if any, for Series 2010-2 Notes for the next Payment Date;

(viii)
the amount of the Series 2010-2 Monthly Servicing Fee, the Series 2010-2 Monthly Supplemental Servicing Fee, the Group VI Monthly Servicing Fee and the Group VI Supplemental Servicing Fee for the next Payment Date;

(ix)
the Series 2010-2 Enhancement Amount, the Series 2010-2 Enhancement Deficiency, if any, the Series 2010-2 Minimum Enhancement Amount, the Series 2010-2 Required Enhancement Percentage, the Series 2010-2 Liquidity Amount, the Series 2010-2 Minimum Liquidity Amount, the Series 2010-2 Cash Liquidity Amount, the Series 2010-2 Letter of Credit Amount, if any, the Series 2010-2 Letter of Credit Liquidity Amount, if any, the Series 2010-2 Minimum Letter of Credit Amount, the Series 2010-2 Available Subordinated Amount, the Series 2010-2 Minimum Subordinated Amount and the Series 2010-2 Cash Collateral Account Surplus, in each case, as of the last day of the Related Month after giving effect to any expected drawings on any applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(x)
the ratio of the amount available under the applicable Enhancement to the Series 2010-2 Invested Amount as of the next Payment Date after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(xi)	the amount of any LOC Disbursements expected to be made with respect to the next Payment Date;

(xii)	the Series 2010-2 Monthly Interest Shortfall, if any, with respect to the next Payment Date;

(xiii)	the Series 2010-2 Invested Amount, the Series 2010-2 Invested Percentage, the Series 2010-2 Maximum Invested Amount and the Group VI Aggregate Invested Amount with respect to the next Payment Date;

(xiv)	the Retained Interest Amount, if any, and the Retained Interest Percentage with respect to all outstanding Group VI Series of Notes as of the close of business on the last day of the Related Month;

(xv)	whether, to the knowledge of the Master Servicer, any Liens exist with respect to any of the Collateral which are not permitted under the Related Documents;

(xvi)	whether, to the knowledge of the Master Servicer, any Lease Event of Default or Servicer Default has occurred;

(xvii)	whether, to the knowledge of the Master Servicer, any Amortization Event or Potential Amortization Event with respect to the Series 2010-2 Notes has occurred;

(xviii)
the Required Asset Amount, the Aggregate Asset Amount, the amount of any Asset Amount Deficiency and the Exchange Agreement Group VI Rights Value, in each case, as of the last day of the Related Month;

(xix)	the Net Book Value of Vehicles from each Manufacturer and the rating of each such Manufacturer;

(xx)	the number of Group VI Vehicles of each Manufacturer as of the last day of the Related Month;

(xxi)	the average age of all Vehicles as of the last day of the Related Month;

(xxii)	the average total monthly Depreciation Charges per Vehicle during the Related Month;

(xxiii)
(x) the Market Value Adjustment Percentage as of the related Determination Date, (y) the Measurement Month Average and the aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month and (z) the Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date if different than the Measurement Month Average as of the last day of the Related Month;

(xxiv)
the Third-Party Market Value Adjustment Percentage, if any, as of the immediately preceding Third-Party Market Value Determination Date (and, if such date is a Third-Party Market Value Determination Date, such date); and

(xxv)	any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of Series Supplement for the Series 2010-2 Notes.

On each Payment Date for the Series 2010-2 Notes, the Trustee shall forward to each Noteholder of record of Series 2010-2 Notes and to the Paying Agent (if other than the Trustee) the Monthly Noteholders’ Statement for the Series 2010-2 Notes prepared by the Master Servicer.

Section 8.7                      Third-Party Market Value.

(a)           The Master Servicer shall deliver to the Controlling Noteholder on each Third-Party Market Value Reporting Date, a Third-Party Market Value Report.

(b)           On or before the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding each Third-Party Market Value Determination Date, or such later date as the Master Servicer may reasonably agree, the Controlling Noteholder shall notify RCFC and the Master Servicer of the applicable Third-Party Market Value Adjustment Percentage, if any, for such Third-Party Market Value Determination Date.  The Controlling Noteholder shall be responsible for all costs and expenses associated with its determination of the Third-Party Market Value Adjustment Percentage and shall have no obligation or responsibility to any other Noteholder in respect of such determination.  The Controlling Noteholder may, at any time in its sole discretion upon notice to the Master Servicer, suspend or terminate determination of the Third-Party Market Value Percentage, in which event the Third-Party Market Value Adjustment Percentage shall be deemed at all times thereafter to be zero.

(c)           With respect to any Third-Party Market Value Determination Date:

(i)           if (A) the Master Servicer delivers a Third-Party Market Value Report on or prior to the related Third-Party Market Value Reporting Date and (B) the Controlling Noteholder fails to notify RCFC and the Master Servicer of the Third-Party Market Value Adjustment Percentage on or prior to the date specified in clause (b) of this Section 8.7, then (x) the Third-Party Market Value Adjustment Percentage for such Third-Party Market Value Determination Date shall be deemed to be zero and (y) except as the Master Servicer and the Controlling Noteholder may otherwise agree, the last day of the calendar month in which such Third-Party Market Value Determination Date occurs shall be deemed to be a “Third-Party Market Value Date,” the Determination Date occurring in the immediately succeeding calendar month shall be deemed to be a “Third-Party Market Value Determination Date” and the sixth day of such immediately succeeding calendar month (or, if such day is not a Business Day, the next succeeding Business Day) shall be deemed to be a “Third-Party Market Value Reporting Date.”

(ii)           if (A) the Master Servicer fails to deliver a Third-Party Market Value Report on or prior to the related Third-Party Market Value Reporting Date and (B) the Controlling Noteholder fails to notify RCFC and the Master Servicer of the Third-Party Market Value Adjustment Percentage on or prior to the date specified in clause (b) of this Section 8.7, then, except as the Master Servicer and the Controlling Noteholder may otherwise agree, (x) the Third-Party Market Value Adjustment Percentage for such Third-Party Market Value Determination Date shall be deemed to be the same Third-Party Market Value Adjustment Percentage, if any, as of the immediately preceding Third

Party Market Value Determination Date and (y) the last day of the calendar month in which such Third-Party Market Value Determination Date occurs shall be deemed to be a “Third-Party Market Value Date,” the Determination Date occurring in the immediately succeeding calendar month shall be deemed to be a “Third-Party Market Value Determination Date” and the sixth day of such immediately succeeding calendar month (or, if such day is not a Business Day, the next succeeding Business Day) shall be deemed to be a “Third-Party Market Value Reporting Date”.

Section 8.8                      Trustee Directions.

For the avoidance of doubt, all directions provided to the Trustee hereunder shall be in writing.

Section 8.9                      Additional UCC Representations.

Without limiting any other representation or warranty given by RCFC in the Indenture or the Master Lease, the Issuer hereby makes the representations and warranties set forth in Annex I hereto for the benefit of the Trustee and the Series 2010-2 Noteholders, in each case, as of the date hereof.  The Issuer shall provide notice to each nationally recognized rating agency rating an Outstanding Series of Notes at the request or with the consent of the Issuer of any waiver of the representations and warranties set forth on Annex I hereto.  The representations and warranties set forth on Annex I hereto shall survive the termination of this Series Supplement.

Section 8.10                      Servicer Financial Covenant Event of Default.

(a)             Upon the occurrence of a Permitted Change in Control Transaction, the Issuer and the Controlling Noteholder shall act reasonably and in good faith for a period of up to ninety (90) days following the date of such Permitted Change in Control Transaction to (a) agree upon any financial covenant(s) applicable to such Permitted Change in Control Counterparty pursuant to then-existing financing agreements that shall constitute a “Permitted Change in Control Counterparty Financial Covenant” hereunder and (b) amend this Supplement accordingly pursuant to Section 8.5(b)(iii).

Section 8.11                      Termination.

The RCFC Obligations with respect to this Supplement shall not be deemed to be fully satisfied for purposes of Section 12.15 of the Base Indenture, and this Supplement shall not terminate, until no Group VI Collateral remains and all of the applicable proceeds thereof have been allocated in accordance with Section 4.7(e) hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:_________________________________________________
Pamela S. Peck
Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:_________________________________________________
Name:
Title:

By:_________________________________________________
Name:
Title:

Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

as Master Servicer

By:______________________________________

Michael H. McMahon
Assistant Treasurer

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group VI Vehicles

Eligible Manufacturer	Maximum Manufacturer Percentage*

Chrysler	60%
Ford	60%
Toyota	60%
General Motors	60%
Honda	60%
Nissan	60%
Volkswagen	60%
Mazda	Up to 35%
Subaru	Up to 35%
Mitsubishi	Up to 25%
Kia	Up to 25% (1)
Hyundai	Up to 25% (1)
Suzuki	Up to 10%
Isuzu	Up to 10%
BMW	Up to 10%
Jaguar	Up to 10%
Mercedes-Benz	Up to 10%

(1)	The combined percentage of Group VI Vehicles manufactured by Kia or Hyundai shall not exceed twenty-five percent (25%) of the Aggregate Asset Amount.

*	As a percentage of the Aggregate Asset Amount.

ANNEX I

Additional UCC Representations

General
1.
(a)  The Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Trustee for the benefit of the Series 2010-2 Noteholders; (b) the Master Collateral Agency Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group VI Master Collateral in favor of the Master Collateral Agent for the benefit of the Beneficiaries; and (c) the Series 2010-2 Series Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (i) the Master Lease Collateral and (ii) (A) the Demand Note and (B) all of RCFC’s right, title and interest in the Series 2010-2 Interest Rate Caps and all proceeds thereof and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) through (C), the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2010-2 Noteholders and in the case of each of clauses (a), (b) and (c) is prior to all other Liens on such Collateral, Master Collateral and Series Collateral, as applicable, except for Permitted Liens (as defined in Section 25.3 of the Master Lease), and is enforceable as such against creditors and purchasers from the Issuer.

2.
Each of the Issuer and the Lessee Grantors owns and has good and marketable title to the respective Collateral, Group VI Master Collateral and Series Collateral free and clear of any lien, claim, or encumbrance of any Person except for Permitted Liens (as defined in Section 25.3 of the Master Lease).

Characterization
3.
(a) The Demand Note constitutes an “instrument” within the meaning of the applicable UCC; (b) The original executed counterpart No. 1 of the Master Lease constitutes “tangible chattel paper” within the meaning of the applicable UCC; and (c) all Series 2010-2 Interest Rate Caps in respect of Group VI Vehicles, Manufacturer Receivables and the Group VI Assignment of Exchange Agreement constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing
4.
The Issuer has caused or will have caused, within ten days after the Series 2010-2 Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Collateral granted to the Trustee, (b) the security interest in any accounts and general intangibles included in the Group VI Master Collateral granted to the Master Collateral Agent and (c) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession
5.
The original executed counterpart No. 1 of the Master Lease has been delivered to the Trustee.  All original copies of the Demand Note that constitute or evidence the Demand Note have been delivered to the Trustee.

      Priority
6.
Other than the security interest granted to the Trustee pursuant to the Indenture and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement, the Issuer has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Collateral, the Group VI Master Collateral or the Series Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, Group VI Master Collateral or the Series Collateral other than any financing statement relating to the security interests granted to the Trustee and the Master Collateral Agent, as secured parties under the Indenture and the Master Collateral Agency Agreement, respectively, or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

7.
The original executed counterpart No. 1 of the Master Lease does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.  The Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

EXHIBIT A

Form of Series 2010-2 Note

RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 2010-2

REGISTERED

No. R-1

SEE REVERSE FOR CERTAIN CONDITIONS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., AN OKLAHOMA CORPORATION (THE “COMPANY”), THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE) OR (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE IN COMPLIANCE WITH THE INDENTURE REFERRED TO BELOW AND THE RELATED NOTE PURCHASE AGREEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE OF THIS NOTE OF THE TRANSFER RESTRICTIONS SET FORTH ABOVE.

EACH NOTEHOLDER, BY ACCEPTANCE OF THIS NOTE, REPRESENTS AND WARRANTS THAT (A) EITHER (I) IT IS NOT, AND IS NOT ACQUIRING SUCH NOTE WITH THE ASSETS OF, A PLAN OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY THAT IS DEEMED TO HOLD ASSETS OF ANY OF THE FOREGOING, OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE OR INTEREST THEREIN BY THE NOTEHOLDER, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE OR INTEREST THEREIN, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, BECAUSE THE PURCHASE AND HOLDING OF SUCH NOTE OR INTEREST THEREIN (A) IS NOT, AND WILL NOT BECOME, SUBJECT TO SUCH LAWS OR (B) IS COVERED BY AN EXEMPTION FROM ALL APPLICABLE PROHIBITED TRANSACTIONS, ALL OF THE CONDITIONS OF WHICH ARE AND WILL BE SATISFIED UPON ITS ACQUISITION OF, AND THROUGHOUT THE TERM THAT IT

HOLDS, SUCH NOTE OR INTEREST THEREIN, AND (B) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE IN VIOLATION OF THE FOREGOING.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

RENTAL CAR FINANCE CORP.

RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 2010-2

RENTAL CAR FINANCE CORP., an Oklahoma corporation (herein referred to as the “Company”), for value received, hereby promises to pay to _____________, (the “Noteholder”), or its registered assigns, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture (as defined on the reverse side of this Note), provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 2010-2 Final Maturity Date (unless extended in writing by the parties to the Indenture and the Noteholder), subject to the terms of the Indenture.  The Company will pay interest on this Note at the Series 2010-2 Note Rate as provided in the Indenture.  Such interest shall be payable on each Payment Date, or such other date as may be specified in the Series 2010-2 Supplement, until the principal of this Note is paid or made available for payment, to the extent funds will be available as specified in the Indenture, in respect of the Series 2010-2 Accrued Interest Amount with respect to this Note.  The principal amount of this Note shall be subject to Increases and Decreases on any Business Day during the Series 2010-2 Revolving Period or, with respect to Decreases, thereafter, and accordingly, such principal amount is subject to prepayment by the Company at any time.  Notwithstanding the foregoing, prior to the second Payment Date following the commencement of the Series 2010-2 Controlled Amortization Period and unless an Amortization Event shall have occurred, only interest payments on the outstanding Principal Amount of this Note are required to be made to the holder hereof.  Beginning on the second Payment Date following the commencement of the Series 2010-2 Controlled Amortization Period, and ending on the Series 2010-2 Expected Final Payment Date, the principal of this Note shall be paid in installments on each Payment Date during such period as set forth in the Indenture.  Following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture.  Such principal of, and interest on, this Note shall be paid in the manner specified on the reverse hereof.

The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.  This Note does not represent an interest in, or an obligation of, the Master Servicer or any affiliate of the Master Servicer other than the Company.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.  Although a description of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Servicer and the Trustee.  A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Deutsche Bank Trust Company Americas, 60 Wall Street, New York,

New York 10005, Attention: Corporate Trust and Agency Group.  To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:_________________

RENTAL CAR FINANCE CORP.

By: _________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of a Series issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:_________________________
Authorized Signature

REVERSE OF SERIES 2010-2 NOTE

This Note is one of a duly authorized issue of Notes of the Company, designated as its Rental Car Asset Backed Variable Funding Notes, Series 2010-2 (herein called the “Series 2010-2 Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of February 14, 2007 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation (“Deutsche Bank Trust Company”), as trustee (in such capacity, the “Trustee”), and (ii) the Series 2010-2 Supplement, dated as of June 17, 2010 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-2 Supplement”), between the Company, as issuer, and the Trustee.  The Base Indenture and the Series 2010-2 Supplement are referred to herein collectively as the “Indenture”.  The Series 2010-2 Notes are subject to all terms of the Indenture.  All terms used in this Series 2010-2 Note and not otherwise defined herein that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The 2010-2 Notes are and will be equally and ratably secured among themselves by the Collateral, the Group VI Master Collateral and the Group VI Assignment of Exchange Agreement Collateral pledged as security therefor as and to the extent provided in the Indenture and the Second Amended and Restated Master Collateral Agency Agreement.

Principal of the Series 2010-2 Notes will be payable on each Payment Date specified in, and in the amounts described, in the Indenture.  “Payment Date” means the 25th day of each month, commencing July 25, 2010, or, if any such date is not a Business Day, the next succeeding Business Day.

The entire unpaid principal amount of this Note shall be due and payable on the Series 2010-2 Final Maturity Date.   Notwithstanding the foregoing, if an Amortization Event shall have occurred and be continuing then, in certain circumstances, principal on the Series 2010-2 Notes may be paid earlier, as provided in the Indenture.  All principal payments on the Series 2010-2 Notes shall be made pro rata to the Series 2010-2 Noteholders entitled thereto.

Payments of interest on this Note are due and payable on each Payment Date or such other date as may be specified in the Series 2010-2 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Note, shall be made by wire transfer to the Holder of record of this Note (or one or more predecessor Series 2010-2 Notes) on the Note Register as of the close of business on each Record Date.  Any reduction in the principal amount of this Note (or any one or more predecessor Series 2010-2 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Series 2010-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note (other than in connection with any Decrease prior to the commencement of the Series 2010-2 Controlled Amortization Period) on a Payment Date or on any Business Day, then the Trustee, in the name of and on behalf of the Company, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five (5) days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office.

The Company shall pay interest on overdue installments of interest at the Series 2010-2 Note Rate, as provided in the Indenture, to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series 2010-2 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other government charge payable in connection therewith.

Each Series 2010-2 Noteholder, by acceptance of a Series 2010-2 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2010-2 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Company in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Company in its individual capacity, any holder of a beneficial interest in the Trustee or the Company or of any successor or assign of the Trustee or the Company in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note, subject to Section 12.16 of the Base Indenture.

Each Series 2010-2 Noteholder, by acceptance of a Series 2010-2 Note, covenants and agrees that, by accepting the benefits of the Indenture, such Series 2010-2 Noteholder will not for a period of one year and one day following the payment in full of all Series 2010-2 Notes, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2010-2 Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this

Note be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Series 2010-2 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2010-2 Notes will evidence indebtedness of the Company secured by the Collateral.  Each Series 2010-2 Noteholder, by the acceptance of this Note, agrees to treat this Note for federal, state and local income and franchise tax purposes as indebtedness of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2010-2 Notes under the Indenture at any time by the Company with the consent of the Holders of Series 2010-2 Notes representing certain percentages in interest (as set forth in the Indenture) in the Outstanding Series 2010-2 Notes that are affected by such amendment or modification.  The Indenture also contains provisions permitting the Holders of Series 2010-2 Notes representing certain percentages in interest (as set forth in the Indenture) in Outstanding Series 2010-2 Notes, on behalf of the Holders of all the Series 2010-2 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent, waiver or amendment by the Holder of this Note or otherwise by such specified percentages of the Series 2010-2 Noteholders shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Series 2010-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent, waiver or amendment is made upon this Note.  The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2010-2 Notes issued thereunder.

The term “Company” as used in this Note includes any successor to the Company under the Indenture.

The Series 2010-2 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

Subject to Section 12.16 of the Base Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2010-2 Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                   (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_______________________                         __________________________1

Signature Guaranteed:

                                                                                           ____________________________________________

_______________________________

1
NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

Form of Demand Note

New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), on demand (the date of any such demand, a “Demand Date”), (a) the principal sum of [____] dollars ($[____]) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2010-2 Collection Account from time to time and the amount of any increase in such principal amount representing additional contributions of capital to RCFC from DTAG.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”), as supplemented by the Series 2010-2 Supplement, dated as of June 17, 2010 (the “Series 2010-2 Supplement” and together with the Base Indenture, the “Indenture”).

1.           Principal Payment Date.  All unpaid principal of this promissory note (this “Demand Note”), or such portion thereof demanded at such time, shall be paid on the Demand Date.

2.           Interest.  DTAG also promises to pay interest on the unpaid principal amount of any Demand Note Advances from time to time outstanding at an interest rate of one-year LIBOR, as determined for such period in the manner set forth under the Indenture for the determination of LIBOR thereunder, plus [_]% (the “Demand Note Rate”) from the date hereof until the principal amount shall be paid in full.

3.           Prepayments.  DTAG shall repay in full the unpaid principal amount of this Demand Note or any portion thereof upon any Demand Date hereof to the extent demand is made therefor.  Prior thereto, DTAG may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

(i)           no Amortization Event or Lease Event of Default shall have occurred and be continuing; and

(ii)           any such voluntary prepayments shall require at least three but no more than five Business Days’ prior written notice to RCFC, unless otherwise agreed by RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

4.           Demand Note Advances.  RCFC agrees to make advances (“Demand Note Advances”) upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Recoveries not allocated pursuant to Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) or 4.7(c)(ii)(A) of the Series 2010-2 Supplement that may be lent under this Demand Note pursuant to Section 4.7(d)(i) of the Series 2010-2 Supplement.  Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC.  Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable.  The date, amount, interest rate and duration of the Series 2010-2 Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

5.           Subordination.

(a)           RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the “Subordinated Lender”) hereby agrees that the Subordinated Lender’s rights under this Demand Note are expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the “Senior Lender”), under the Master Lease (the “Payment Obligations”).  The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

(b)           Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on any Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note.  The Subordinated Lender hereby agrees that, so long as an Amortization Event or a Lease Event of Default exists, or event which with notice or lapse of time or both would constitute an Amortization Event or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

(c)           In the event that notwithstanding the provisions of the preceding Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations.  Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

(d)           Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)           the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

(ii)           any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

(iii)            in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

6.           No Waiver; Amendment.  No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents (if any) required for such actions under the Related Documents shall have been received by the appropriate Persons.

7.           No Negotiation.  This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

8.           Successors and Assigns.  This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.           Governing Law.  THIS PROMISSORY NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.           Captions.  Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By
Pamela S. Peck
Vice President and Treasurer

Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:______________________

Michael H. McMahon

Assistant Treasurer

Schedule A

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Amount of Demand Note Advance/ Contribution	Outstanding Principal Balance	Notation Made By

EXHIBIT C
TO SERIES 2010-2 SUPPLEMENT

Form of Notice of

Series 2010-2 Lease Payment Losses

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

This Notice of Series 2010-2 Lease Payment Losses is delivered to you pursuant to Section 4.14 of the Series 2010-2 Supplement dated as of June 17, 2010 to the Amended and Restated Base Indenture dated as of February 14, 2007 (as amended or modified from to time, the “Series 2010-2 Supplement”) between Rental Car Finance Corp., an Oklahoma corporation, as issuer, and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used and not otherwise defined herein have the meanings provided in the Series 2010-2 Supplement.

The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exists  Series 2010-2 Lease Payment Losses in the amount of $__________.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

RENTAL CAR FINANCE CORP.

____________________________________

RENTAL CAR ASSET BACKED NOTES
Series 2010-2

____________________________________

Under Section 5.4 of the Amended and Restated Base Indenture, dated as of February 14, 2007 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between Rental Car Finance Corp. (“RCFC”), as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by that certain Series 2010-2 Supplement thereto, dated as of June 17, 2010 (the “Series 2010-2 Supplement” and, together with the Base Indenture, the “Indenture”), the Master Servicer is required to prepare certain information each month regarding current distributions to the Series 2010-2 Noteholders.  The information which is required to be prepared with respect to the Payment Date of ______________, 2010 (the “Applicable Payment Date”) is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 2010-2 Note and as a percentage of the outstanding principal balance of the Series 2010-2 Notes as of such date.  Certain other information is presented based on the aggregate amounts for RCFC as a whole.  Capitalized terms used herein have their respective meanings set forth in the Indenture.

1.The aggregate amount of Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
2.The aggregate amount of Series 2010-2 Interest Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
3.The aggregate amount of Principal Collections processed during the Related Month immediately preceding the Applicable Payment Date	$__________
4.The Series 2010-2 Accrued Interest Amount for the Applicable Payment Date	$__________
5.The Series 2010-2 Interest Amount for the Applicable Payment Date	$__________
6.The Series 2010-2 Interest Rate Cap Proceeds for the Applicable Payment Date	$__________

7.The Series 2010-2 Invested Percentage for Series 2010-2 Interest Collections with respect to Series 2010-2 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
8.The Series 2010-2 Invested Percentage for Series 2010-2 Principal Collections with respect to Series 2010-2 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
9.The total amount of the distribution to Series 2010-2 Noteholders on _______________, 2010, per $1,000 original Note Principal Amount	$__________
10.The amount of the distribution set forth in paragraph 8 above with respect to principal of the Series 2010-2 Notes, per $1,000 original Note Principal Amount	$__________
11.The amount of the distribution set forth in paragraph 8 above with respect to interest on the Series 2010-2 Notes, per $1,000 original Note Principal Amount	$__________
12.The amount drawn under the Enhancement (including the amount drawn on any Available Subordinated Amount) for the Series 2010-2 Notes as of the Applicable Payment Date	$__________
13.The amount of the Series 2010-2 Monthly Servicing Fee for the Applicable Payment Date	$__________
14.The amount of the Series 2010-2 Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
15.The amount of the Group VI Monthly Servicing Fee for the Applicable Payment Date	$__________
16.The amount of the Group VI Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
17.The Series 2010-2 Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
18.The Series 2010-2 Enhancement Deficiency, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

19.The Series 2010-2 Minimum Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
20.The Series 2010-2 Required Enhancement Percentage, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
__________%
21.The Series 2010-2 Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
22.The Series 2010-2 Minimum Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
23.The Series 2010-2 Cash Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
24.The Series 2010-2 Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
25.The Series 2010-2 Letter of Credit Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
26.The Series 2010-2 Minimum Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

27.The Series 2010-2 Available Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
28.The Series 2010-2 Minimum Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
29.The Series 2010-2 Cash Collateral Account Surplus, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
30.The ratio of the available Enhancement amount to the Series 2010-2 Invested Amount as of the close of business on the Applicable Payment Date, after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the Applicable Payment Date
___________
31.The amount of any LOC Disbursements expected to be made with respect to the Applicable Payment Date	$__________
32.The Series 2010-2 Monthly Interest Shortfall, if any, with respect to the Applicable Payment Date	$__________
33.The Series 2010-2 Invested Amount with respect to the Applicable Payment Date	$__________
34.The Series 2010-2 Invested Percentage with respect to the Applicable Payment Date	__________%
35.The Series 2010-2 Maximum Invested Amount with respect to the Applicable Payment Date	$__________
36.The Group VI Aggregate Invested Amount with respect to the Applicable Payment Date	$__________
37.The Retained Interest Amount, if any, with respect to all outstanding Group VI Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date
$__________

38.The Retained Interest Percentage with respect to all outstanding Group VI Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
39.To the knowledge of the undersigned, there are no liens on any of the Collateral, other than the Lien granted by the Indenture or as otherwise permitted by the Related Documents, except as described below:

[If applicable, insert “None”]
40.To the knowledge of the undersigned, no Lease Event of Default or Servicer Default has occurred, except as described below:
[If applicable, insert “None”]
41.To the knowledge of the undersigned, no Amortization Event or Potential Amortization Event has occurred with respect to the Series 2010-2 Notes, except as described below:
[If applicable, insert “None”]
42.The Required Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
43.The Aggregate Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
44.The amount of any Asset Amount Deficiency as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
45.The Exchange Agreement Group VI Rights Value as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
46.The Net Book Value of Vehicles from each Manufacturer and the rating of each such Manufacturer (in each case, as of the last day of the Related Month immediately preceding the Applicable Payment Date):

a.__________ (Rating:_____)	$__________
b.__________ (Rating:_____)	$__________
c.__________ (Rating:_____)	$__________
47.The number of Group VI Vehicles of each Manufacturer as of the last day of the Related Month immediately preceding the Applicable Payment Date
a.__________	___________
b.__________	___________
c.__________	___________

48.The average age of all Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date	___________
49.The average total monthly Depreciation Charges per Vehicle during the Related Month immediately preceding the Applicable Payment Date	$__________
50.The Market Value Adjustment Percentage as of the related Determination Date	__________%
51.The Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
52.The aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
53.The Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date (if different than the Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date)
$__________
54.The Third-Party Market Value Adjustment Percentage, if any, as of the immediately preceding Third-Party Market Value Determination Date (and, if such date is a Third-Party Market Value Determination Date, such date)
__________%
55.Any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of the Series 2010-2 Supplement (attach on separate page)

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ___________________, 2010.

                                                                                                _________________________________________
Name:____________________________________
Title:_____________________________________